UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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UNITED STATIONERS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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United Stationers Inc. 2200 East Golf Road Des Plaines, Illinois 60016-1267

March 23, 2004

Dear Stockholder:

On behalf of the Board of Directors and management of United Stationers Inc., I cordially invite you to attend the 2004 Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 6, 2004, at 2:00 p.m. Central Time, at the Company’s offices located at 2200 East Golf Road, Des Plaines, Illinois.

At this year’s Annual Meeting, the matters to be considered by stockholders are the election of three directors to serve for a three-year term expiring in 2007, the approval of a new long-term incentive plan and the transaction of such other business as may properly come before the meeting. The Board of Directors of the Company has determined that approval of the proposed slate of director nominees and of the new long-term incentive plan is in the best interest of the Company and its stockholders, and has unanimously recommended a vote “FOR” election of these nominees and “FOR” approval of such plan.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote promptly. To ensure that your shares are represented at the meeting, we recommend that you submit a proxy with your voting instructions by telephone, through the Internet or by signing, dating and mailing your proxy card in accordance with the instructions provided on it. This way, your shares will be voted even if you are unable to attend the meeting. This will not, of course, limit your right to attend the meeting or prevent you from voting in person at the meeting if you wish to do so.

Your directors and management look forward to personally meeting those of you who are able to attend.

Sincerely yours,

Frederick B. Hegi, Jr.
Chairman of the Board

United Stationers Inc. 2200 East Golf Road Des Plaines, Illinois 60016-1267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2004

The Annual Meeting of Stockholders of United Stationers Inc. will be held on Thursday, May 6, 2004, at 2:00 p.m. Central Time, at the Company’s offices located at 2200 East Golf Road, Des Plaines, Illinois for the following purposes:

1.	To elect three Class III directors to serve for a three-year term expiring in 2007;

2.	To approve the United Stationers Inc. 2004 Long-Term Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is the close of business on Wednesday, March 10, 2004. Only stockholders of record as of that time and date are entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices at 2200 East Golf Road, Des Plaines, Illinois during normal business hours for ten days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to be present in person at the meeting, you are urged to submit a proxy with your voting instructions as promptly as possible. Record holders of the Company’s Common Stock as of the record date may submit their proxies with voting instructions by using a toll-free telephone number (within the U.S. or Canada) or by using the Internet. Instructions relating to these convenient services are described on the enclosed proxy card. Of course, you also may submit a proxy containing your voting instructions by completing, signing, dating and returning the enclosed proxy card in the U.S. postage-prepaid envelope provided with these materials.

By Order of the Board of Directors,

Deidra D. Gold
Secretary

March 23, 2004

United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016-1267

PROXY STATEMENT
MARCH 23, 2004

PROXY AND VOTING INFORMATION

The Board of Directors of United Stationers Inc. (referred to as “we” or the “Company” in this Proxy Statement) is soliciting your proxy for use at our 2004 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are first being mailed to our stockholders on or about March 23, 2004.

Who May Vote

Holders of record of our Common Stock at the close of business on Wednesday, March 10, 2004 (the “Record Date”) may vote at the Annual Meeting. On that date, 33,923,155 shares of our Common Stock were issued and outstanding. Each share entitles the holder to one vote.

How to Vote

If you are a holder of record of our Common Stock (that is, the shares are registered by our transfer agent directly in your own name) on the Record Date, you may submit a proxy with your voting instructions, by the respective applicable deadline shown on the accompanying proxy card, using any of the following methods:

•	By Telephone: Call 1-800-542-1160 on a touch-tone telephone from anywhere within the United States or Canada and follow the instructions on your proxy card for voting by telephone.

•	Through the Internet: Go to the website http://www.votefast.com and follow the instructions printed on your proxy card.

•	By Mail: Complete, sign, date and mail the proxy card in the enclosed envelope.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number shown on your proxy card before your proxy and voting instructions will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Once you have indicated how you want to vote in accordance with those instructions, you will receive confirmation that your proxy has been submitted successfully by telephone or through the Internet.

If you hold your shares of our Common Stock in “street name” through a broker, bank, custodian, fiduciary or other nominee, you should review the separate voting form supplied by that firm to determine whether and how you may vote by mail, telephone or through the Internet. To vote these shares, you must use the appropriate voting form or toll-free telephone number or website address specified on that firm’s voting form for its beneficial owners.

How Proxies Work

Giving your proxy means that you authorize the persons named as proxies to vote your shares at the Annual Meeting in the manner you direct. If you hold any shares in the Company’s Employee Stock Purchase Plan (“ESPP”), your proxy (whether given by mailing the proxy card or voting by telephone or through the Internet) will also serve as voting instructions to Computershare Trust Company, as nominee holder under the ESPP, with respect to the shares allocated to your account in the ESPP.

If you sign and return a proxy card, or use telephone or Internet voting, but do not specify how you want to vote your shares on any particular matter, the proxies will vote your shares FOR the election of each of the three director nominees and FOR the approval of the United Stationers Inc. 2004 Long-Term Incentive Plan. However, if you hold shares in the ESPP, Computershare Trust Company, as nominee holder under the ESPP, will not vote shares allocated to your ESPP account unless you indicate your voting instructions.

Revocation of Proxies

If you have voted by submitting a proxy, you may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following methods:

•	Submitting a new proxy card that is properly signed with a later date;

•	Voting again at a later date by telephone or through the Internet — your latest voting instructions will be counted and your earlier instructions revoked;

•	Sending a properly signed written notice of your revocation to the Secretary of the Company at United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois 60016-1267; or

•	Voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

Quorum

To conduct the business of the Annual Meeting, we must have a quorum. Under our current Bylaws, a quorum for the Annual Meeting requires the presence, in person or by proxy, of the holders of a majority of the 33,923,155 shares of our Common Stock issued and outstanding on the Record Date.

In general, a broker who holds securities as a nominee in street name has limited authority to vote on matters submitted at a stockholders’ meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the “NASD”) to vote on specific matters without the need to obtain instructions from the beneficial owner, a broker will specify a “non-vote” on those matters. Typically, however, brokers are permitted by the NASD to vote for the election of directors without instructions from the beneficial owner. Under Delaware law and our Bylaws, we count instructions to withhold voting authority for director nominees, any abstentions and broker non-votes as present at meetings of our stockholders for the purpose of determining the presence of a quorum.

Required Votes

Assuming a quorum is present, the nominees for director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees who receive the greatest number of votes will be elected as directors. Broker non-votes and instructions to withhold authority to vote for one or more nominees are not counted for this purpose and will not affect the outcome of this election.

Also assuming a quorum is present, approval of the United Stationers Inc. 2004 Long-Term Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on such matter. Abstentions will be counted as represented and entitled to vote for purposes of determining the total number of shares that are represented and entitled to vote with respect to this proposal. As a result, an abstention from voting on this proposal will have the same effect as a vote “against” the matter. Brokers will not have discretionary authority to vote on this proposal. As a result, broker non-votes will not be considered as represented and entitled to vote with respect to this proposal and will have no effect on the voting on this matter.

We do not know of any other matters to be submitted for stockholder action at the Annual Meeting.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies for the Annual Meeting. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic communication by our employees and by a third-party proxy solicitation firm. We have engaged MacKenzie Partners, Inc., 105 Madison

Avenue, New York, New York 10016, to assist us in the distribution and solicitation of proxies for an estimated fee of approximately $15,000 plus expenses. Directors, officers and other employees of the Company who participate in soliciting proxies will not receive any additional compensation from the Company for doing so. Upon request, we will reimburse brokers, banks, custodians and other nominee record holders for their out-of-pocket expenses in forwarding proxy materials to their principals who are the beneficial owners of our Common Stock as of the Record Date.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Company’s business and affairs are managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies relating to the Company’s overall performance rather than day-to-day operating details.

Our Board of Directors currently consists of eight members. The Board is divided into three classes, each of which is elected for a three-year term. The terms of the three current Class III Directors expire in 2004. Each of them is a nominee at the Annual Meeting for reelection to a three-year term expiring in 2007.

The nominees have indicated that they are willing and able to serve as Company Directors. If any nominee becomes unavailable for election for any reason, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote the shares they represent for any substitute nominee designated by the Board of Directors.

Information regarding each of the Director nominees and the Directors continuing in office, including his or her age, principal occupation, other business experience during at least the last five years, directorships in other publicly held companies and period of service as a Company Director, is set forth below.

Director Nominees

The nominees for election as Class III Directors at this year’s Annual Meeting, to serve for a three-year term expiring in 2007, are set forth below:

The Company’s Board unanimously recommends a vote “FOR” the election of these three individuals nominated to serve as Class III directors.

ROY W. HALEY

Mr. Haley (57) was elected to the Company’s Board of Directors in March 1998. Mr. Haley is the Chairman and Chief Executive Officer of WESCO International, Inc. (“WESCO”), a wholesale supplier of electrical and other industrial supplies and services. Prior to joining WESCO in such roles in February 1994, he was President and Chief Operating Officer of American General Corporation, one of the nation’s largest consumer financial services organizations. In addition to his service as a director of WESCO, Mr. Haley is a director of Cambrex Corporation, a supplier of pharmaceutical and life science industry products and services, and serves as a director and Chairman of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland.

BENSON P. SHAPIRO

Dr. Shapiro (62) was elected to the Company’s Board of Directors in November 1997. Dr. Shapiro has served on the faculty of Harvard University for 33 years. He currently is The Malcolm P. McNair Professor of Marketing Emeritus at the Harvard Business School and the President of B.P. Shapiro, Inc., a business consulting firm that he founded in 1972. He continues to teach a variety of Harvard’s executive programs on a part-time basis and spends most of his time engaged in consulting, public speaking and writing.

ALEX D. ZOGHLIN

Mr. Zoghlin (34) was elected to the Company’s Board of Directors in November 2000. He currently serves as President and Chief Executive Officer, as well as Chairman of the Board of Directors, of neoVentures Inc., a venture capital investment company for emerging technology companies. From January 2000 until April

2003, Mr. Zoghlin served as Chief Technology Officer of Orbitz, LLC, a consumer-oriented travel industry portal backed by major airline companies. Before joining Orbitz in 2000, Mr. Zoghlin founded in 1998 and subsequently sold Sportsgear.com, a business-to-business sporting goods enterprise. He was the founder and, from 1995 to 1998, Chief Executive Officer of Neoglyphics Media Corporation, a Web development company serving Fortune 500 companies and selected government and non-profit organizations.

Continuing Directors

The other directors, whose terms will continue after this year’s Annual Meeting, are as follows:

Class I Directors — Continuing in Office until May 2005

Richard W. Gochnauer (54) became the Company’s President and Chief Executive Officer in December 2002, after joining the Company as its Chief Operating Officer and a Director in July 2002. From 1994 until he joined the Company, Mr. Gochnauer held the positions of Vice Chairman and President, International, and President and Chief Operating Officer of Golden State Foods, a privately held food company that manufactures and distributes food and paper products. Prior to that, he served as Executive Vice President of the Dial Corporation, with responsibility for its Household and Laundry Consumer Products businesses, President of the Stella Cheese Company, then a division of Universal Foods, and President of the international division of Schreiber Foods, Inc. Mr. Gochnauer’s Executive Employment Agreement with the Company provided for his initial election to the Board.

Daniel J. Good (63) was elected to the Company’s Board of Directors in March 1995. Mr. Good is Chairman of Good Capital Co., Inc., a private investment firm in Lake Forest, Illinois, and has served as such since 1995. Until June 1995, Mr. Good was Vice Chairman of Golden Cat Corp., the largest producer of cat litter in the United States. Prior to such time, he was Managing Director of Merchant Banking of Shearson Lehman Bros. and President of A.G. Becker Paribas, Inc.

Max D. Hopper (69) was elected to the Company’s Board of Directors in August 1998. In 1995, he founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information systems, and he serves as its Principal and Chief Executive Officer. Prior to 1995, he served as Chairman of the SABRE Technology Group and as Senior Vice President for American Airlines, Inc., both units of AMR Corporation. Mr. Hopper currently serves as a director of: Gartner, Inc., an independent provider of research and analysis on information technology industries; and Perficient, Inc., a provider of e-Business solutions.

Class II Directors — Continuing in Office until May 2006

Frederick B. Hegi, Jr. (60) was elected to the Company’s Board of Directors in March 1995 and has served as its Chairman since November 1996. Mr. Hegi is a founding partner of Wingate Partners, a private investment firm, including the indirect general partner of each of Wingate Partners L.P. and Wingate Partners II, L.P. From July 1999 to September 2002, Mr. Hegi also served as Chairman, President and Chief Executive Officer of Kevco, Inc., a publicly held distributor of building products to the manufactured housing and recreational vehicle industries that filed for protection under Chapter 11 of the United States Bankruptcy Code on February 5, 2001. Mr. Hegi is a director of: Lone Star Technologies, Inc., a diversified company engaged in the manufacture of tubular products; Drew Industries Incorporated, a company that produces a broad array of components for manufactured housing and recreational vehicle industries; and Texas Capital Bancshares, Inc., a bank holding company.

Ilene S. Gordon (50) was elected to the Company’s Board of Directors in January 2000. She currently serves as President of Alcan Food Packaging Americas, a division of Alcan Inc., a multinational company engaged in primary and fabricated aluminum, aluminum recycling and flexible and specialty packaging. From 1999 until Alcan’s 2003 acquisition of Pechiney Group, Ms. Gordon was a Senior Vice President of Pechiney Group and President of Pechiney Plastic Packaging, Inc., a flexible packaging and marketing business. Prior to joining Pechiney in June 1999, Ms. Gordon spent 17 years with Tenneco Inc., where she most recently served as Vice President and General Manager, heading up Tenneco’s folding carton business. Ms. Gordon also serves as a director of Arthur J. Gallagher & Co., an international insurance brokerage and risk management business.

GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

The Company is committed to the use of sound corporate governance principles and practices in the conduct of its business. The Company’s Board has adopted the United Stationers Inc. Corporate Governance Principles (the “Governance Principles”) to address certain fundamental corporate governance issues. The Governance Principles provide a framework for Company governance activities and initiatives and cover, among other topics, Director independence and qualifications, Board and committee composition and evaluation, Board access to members of management and independent outside advisors, Board meetings (including meetings in executive session without management present) and succession planning. These principles also provide for the separation of the positions of Chairman of the Board, who would normally serve as the Company’s lead independent Director, from that of its Chief Executive Officer. The Governance Principles are included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com. Neither the Governance Principles nor any other information contained on or available through the Company’s website and referred to in this proxy statement is incorporated by reference in, or considered to be part of, this proxy statement.

Code of Conduct

The Company’s Board of Directors also has adopted the United Stationers Inc. Code of Business Conduct (the “Code of Conduct”). The Code of Conduct applies to all Directors, officers and employees, and covers topics such as compliance with laws and regulations, proper use of the Company’s assets, treatment of confidential information, ethical handling of actual or apparent conflicts of interest, accurate and timely public disclosures, prompt internal reporting of violations and accountability for adherence to its guidelines. A copy of the Code of Conduct is included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

Board Independence

The Company’s Board of Directors has affirmatively determined that all of its members, other than Mr. Gochnauer who serves as the Company’s President and Chief Executive Officer, are independent within the meaning of the Company’s independence standards set forth in its Governance Principles. The Company’s Governance Principles incorporate the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), and reflect the Board’s policy that a substantial majority of the Directors who serve on the Company’s Board should be independent Directors. Indeed, for a number of years, a substantial majority of the Company’s Board of Directors has been comprised of independent Directors.

Executive Sessions

Non-management Directors meet regularly in executive sessions without management. In accordance with the Company’s Governance Principles, such executive sessions are held at least four times a year. The Company’s independent Chairman of the Board generally presides at such sessions.

Self-Evaluation

The Board and each of the Audit, Governance and Human Resources Committees have conducted an annual self-evaluation, as contemplated by the Company’s Governance Principles and the charters of such Board committees.

Board Meetings and Attendance

The Board of Directors held nine meetings during 2003. During this period, each current Director attended more than 75% of the aggregate number of meetings of the Board of Directors and of the Board Committees on which he or she served.

Board Committees

The Board of Directors has established four standing committees — an Audit Committee, a Governance Committee, a Human Resources Committee and an Executive Committee. The Governance Committee serves as and performs the functions of a Board nominating committee. Each of the first three listed standing committees operates under a written charter adopted by the Board. Their respective charters are included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

The membership of and number of meetings held by each such standing committee during 2003 are as follows:

Audit Committee — 10 meetings Roy W. Haley — Chair Ilene S. Gordon Max D. Hopper	Governance Committee — 6 meetings Daniel J. Good — Chair Frederick B. Hegi, Jr. Benson P. Shapiro

Human Resources Committee — 6 meetings Ilene S. Gordon — Chair Roy W. Haley Alex D. Zoghlin	Executive Committee — no meetings Frederick B. Hegi, Jr. — Chair Richard W. Gochnauer Benson P. Shapiro

     Audit Committee

The Board has determined that all of the above members of the Audit Committee are independent pursuant to NASDAQ’s current listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). No member of the Audit Committee received any compensation from the Company during 2003 other than for services as a member of the Board or one or more of its committees. The Board also has determined that all Audit Committee members are financially literate and at least one member has financial management expertise, in accordance with NASDAQ listing standards. In addition, the Board of Directors has determined that Roy W. Haley qualifies as an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission (“SEC”) regulations.

The principal functions of the Audit Committee involve assisting the Company’s Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements; (2) the soundness of the Company’s internal control systems; (3) assessment of the independence, qualifications and performance of the Company’s independent auditors; (4) performance of the internal audit services function; and (5) the Company’s legal, regulatory and ethical compliance programs. The Audit Committee’s ten meetings during 2003 included reviews with management and the Company’s outside auditors of the Company’s financial results before their inclusion in the Company’s annual and quarterly reports filed with the SEC. For additional information, see the report of the Audit Committee beginning on page 12.

     Governance Committee

The Governance Committee sets the principles for and oversees the governance of the Company, including evaluation of the performance of the Company’s President and Chief Executive Officer and the Board of Directors and succession planning with respect to the President and Chief Executive Officer. The Company’s Board has determined that all of the members of the Governance Committee are independent pursuant to current NASDAQ listing standards. In performing the functions of a nominating committee, the Governance Committee reviews and makes recommendations to the full Board concerning the qualifications and selection of Director candidates, including any candidates recommended by Company stockholders.

     Human Resources Committee

The Human Resources Committee generally acts as a Board compensation committee, in that it reviews and makes recommendations with respect to compensation, employment agreements and benefits applicable to executive officers. The Human Resources Committee also oversees the development and administration of compensation, benefits, training and development programs and employment policies generally applicable to employees of the Company and its subsidiaries. The Board has determined that all members of the Human Resources Committee are independent pursuant to current NASDAQ listing standards. For additional information, see the report of the Human Resources Committee beginning on page 15.

     Executive Committee

Although it did not hold any meetings during 2003, the Executive Committee has the authority to act upon many corporate matters that require Board approval, except where Delaware law requires action by the full Board or where the matter is required to be approved by a committee of independent Directors in accordance with applicable regulatory requirements.

Consideration of Director Nominees

The Governance Committee periodically assesses the Board’s size and composition and whether there may be any near-term vacancies on the Board due to retirement or otherwise. The Governance Committee uses a variety of methods to identify and evaluate potential Director nominees when the need for a new or additional Director is identified. It may seek or receive candidate recommendations from other Board members, members of the Company’s senior management, stockholders or other persons. In addition, if and when it deems appropriate, the Governance Committee may retain an independent executive search firm to assist it in identifying potential Director candidates. Any such candidates may be evaluated at regular or special meetings of the Governance Committee, and the Governance Committee may solicit input from other Directors on the Company’s Board.

In evaluating any identified or submitted candidates for the Board, the Governance Committee seeks to achieve a balance of knowledge, skills, experience and capability on the Board and to address the Board membership criteria set forth in the Company’s Governance Principles. In addition, the Governance Committee believes that candidates must have: the highest personal and professional ethics and integrity, with values compatible with those of the Company; broad and substantial experience at a senior managerial or policy-making level as a basis for contributing wisdom and practical insights; the ability to make significant contributions to the Company’s success; and sufficient time to devote to their duties as a Director. In addition, the Governance Committee believes it is important that each Director represent the interests of all stockholders.

The Governance Committee’s policy is to consider properly submitted stockholder nominations for Director candidates in the same manner as a Committee-recommended nominee. To recommend any qualified candidate for consideration by the Governance Committee, a stockholder should submit a supporting written statement to the Company’s Secretary at United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois 60016-1267 in accordance with the procedures and deadlines described later in this Proxy Statement under the heading “Stockholder Proposals.” This written statement must contain: (i) as to each nominee, his or her name and all such other information as would be required to be disclosed in a proxy statement with respect to the election of such person as a Director pursuant to the Exchange Act; (ii) the name and address of the stockholder providing such recommendation, a representation that the stockholder is the record owner of shares entitled to vote at the meeting, the number of shares owned, the period of such ownership and a representation that the stockholder intends to appear in person or by proxy to nominate the person specified in the statement; (iii) whether the nominee meets the objective criteria for independence of directors under applicable NASDAQ listing standards and the Company’s Governance Principles; (iv) a description of all arrangements or understandings, and any relationships, between the stockholder and the nominee or any other person or persons (naming such person(s)) pursuant to which the nomination is to be made by the stockholder; and (v) the written consent of each nominee to serve as a Director if so elected.

Communications with the Board and Annual Meeting Attendance

Any stockholder who desires to contact the Company’s Chairman of the Board, who serves as its lead independent Director, or the other members of the Board of Directors may do so by writing to: Chairman of the Board, or Board of Directors, United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois 60016-1267. All such written communications will be forwarded to and collected by the Company’s Secretary and delivered in the form received to the Chairman of the Board or, if so addressed or deemed appropriate based on the facts and circumstances outlined in the communication, to another member of the Board or a

Chair of one of its standing committees. However, unsolicited advertisements, invitations or promotional materials may not be forwarded to Directors, in the discretion of the Secretary.

Directors are encouraged to attend annual meetings of the Company’s stockholders. All of the Company’s Directors attended the 2003 annual meeting of its stockholders.

DIRECTOR COMPENSATION

General

During 2003, the Governance Committee of the Company’s Board of Directors undertook one of its periodic reviews of the compensation paid to the Company’s non-employee Directors. With the assistance of an independent consulting firm, the Governance Committee evaluated the current and recent historical cash, equity and total compensation paid by the Company to its non-employee Directors in light of benchmark data from a comparator group of companies (consistent with that used by the Human Resources Committee in its management compensation reviews) and established a total target compensation level. As a result of such review, the Governance Committee recommended to the Company’s Board of Directors, and the Board approved, prospective adjustments in the cash compensation payable to the Company’s non-employee Directors and an annual stock option grant, as described more fully below.

The following table summarizes the total compensation paid to the Company’s non-employee Directors for 2003:

Retainer(1)	$39,000
Board Attendance Fees
• In person	$1,000 per meeting
• By teleconference	$500 per meeting
Committee Attendance Fees
• In connection with a Board meeting or by teleconference
- Audit Committee Chair	$1,500 per meeting
- Other Committee Chairs	$1,000 per meeting
- Other non-employee Directors	$500 per meeting
• Not in connection with a Board meeting
- All Committee Chairs	$1,500 per meeting
- Other non-employee Directors	$1,000 per meeting
2003 Option Grant(2)
• Chairman of the Board	6,500 share option
• All other non-employee Directors	5,500 share option

(1)	Actual amount paid for 2003, prorated to reflect increase in annual retainer from $36,000 to $42,000 effective July 1, 2003.

(2)	All options had an exercise price of $38.11, equal to the fair market value of the Company’s Common Stock on the date of grant.

Cash Compensation

In mid-2003, the retainer paid to non-employee Directors was increased from an annual rate of $36,000 to $42,000. In addition, effective in August 2003, meeting fees payable to Chairs of the standing Committees of the Board for attendance at meetings of their respective Committees held in connection with a Board meeting or by teleconference were increased from $750 to $1,500 for the Audit Committee Chair and from $750 to $1,000 for the Chairs of all other standing Committees, with $1,500 continuing to be payable for attendance at any other meeting by any standing Committee Chair. Other meeting fees payable to non-employee Directors remained unchanged. As a result, fees for attendance at 2003 Board meetings were payable at a rate of $1,000 for each Board meeting ($500 for each Board meeting held by teleconference). Members of Committees not serving as the Chair of their respective Committees continued to be paid $500 for each Committee meeting held in connection with a Board meeting or by teleconference and $1,000 for any other Committee meeting. Board members also were reimbursed for reasonable travel and other business expenses incurred in connection with their attendance at Board and Committee meetings and other Company-requested functions and their performance of other responsibilities as Directors of the Company.

Deferred Compensation Plan

Pursuant to the United Stationers Inc. Nonemployee Directors’ Deferred Stock Compensation Plan (the “Director Deferred Compensation Plan”), non-employee Directors may defer receipt of fifty percent or more of their retainer and meeting fees. Deferred fees are credited quarterly to each participating Director in the form of stock units, based on the fair market value of the Company’s Common Stock on the quarterly deferral date. Deferred stock unit accounts are eligible for additional dividend equivalent credits, if any dividends on the Company’s Common Stock are declared or paid during the relevant period.

Each stock unit account generally is distributed and settled in whole shares of the Company’s Common Stock on a one-for-one basis, with a cash-out of any fractional stock unit interests, after the participant ceases to serve as a Company Director. Participants in the Director Deferred Compensation Plan may elect to receive settlement of their stock unit accounts either by delivery of the aggregate whole shares in their respective accounts after the cessation of their service as Directors or in substantially equal installments over a period of not more than five years thereafter. If a participating Director dies before the distribution of his or her entire stock unit account, the balance remaining in the account becomes payable in cash in a lump sum to the Director’s designated beneficiary.

Equity Compensation

Based on advice from the independent consulting firm, in 2003 the Company’s Board of Directors approved the grant to each non-employee Director of a non-qualified stock option to purchase shares of the Company’s Common Stock. Each non-employee Director other than the Chairman of the Board received an option to purchase 5,500 shares of the Company’s Common Stock. In consideration of his additional responsibilities as the lead independent director, the Chairman of the Board received an option to purchase 6,500 shares of the Company’s Common Stock. All options had an exercise price of $38.11, equal to the fair market value of the Company’s Common Stock on the date of grant, and vest in equal or substantially equal annual installments over a three-year period. These option grants were made in lieu of any awards under the United Stationers Inc. Directors Grant Plan (the “Directors Grant Plan”), which is described under the heading “Equity Compensation Plan Information.”

VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 10, 2004 (unless otherwise indicated) with respect to the beneficial ownership of Common Stock by each person or group who is known by the Company to own beneficially more than five percent of its outstanding Common Stock.

	Number of Shares
	of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class

Barclays Global Investors, NA, and various affiliated entities(1)	3,994,837	11.78%
45 Fremont Street San Francisco, California 94105

Neuberger Berman, LLC
Neuberger Berman, Inc.(2)	2,503,090	7.38%
605 Third Avenue, 41st Floor New York, New York 10158

Wellington Management Company, LLP(3)	1,721,565	5.07%
75 State Street Boston, Massachusetts 02109

(1)	This information is based on a Schedule 13G filed with the SEC on February 17, 2004, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned, as of December 31, 2003, by Barclays Global Investors, NA (“Barclays”) and various affiliated entities, including Barclays Global Fund Advisors and Barclays Bank PLC. Barclays was reported to have sole voting and dispositive power with respect to 3,016,916 shares and to beneficially own 3,403,524 shares, and Barclays Global Fund Advisors and Barclays Bank PLC were reported to have sole voting and dispositive power with respect to 570,213 shares and 21,100 shares, respectively.

(2)	This information is based on a Schedule 13G Amendment filed with the SEC on February 9, 2004, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned, as of December 31, 2003, by Neuberger Berman, LLC (“Neuberger”) and Neuberger Genesis Fund Portfolio (“Neuberger Genesis”). Neuberger is a registered investment adviser. In such capacity, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. Neuberger, however, disclaims any economic interest in the shares, as Neuberger’s clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of such shares. Of the shares set forth above, Neuberger reported shared dispositive power with respect to 2,503,090 shares, sole voting power with respect to 109,227 shares and shared voting power with respect to 1,819,200 shares. Of such 1,819,200 shares, 1,758,000 shares, or 5.18% of the class, are beneficially owned by Neuberger Genesis and the remainder by various other Neuberger Berman mutual funds. Neuberger and Neuberger Berman Management, Inc. serve as sub-adviser and investment manager, respectively, of such Neuberger Berman mutual funds and so have shared dispositive power. Neuberger Berman, Inc. is the parent holding company and owns 100% of Neuberger and Neuberger Berman Management, Inc.

(3)	This information is based on a Schedule 13G filed with the SEC on February 12, 2004, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned, as of December 31, 2003, by Wellington Management Company, LLP (“WMC”). WMC reported that it had shared voting power with respect to 1,595,465 shares and shared dispositive power with respect to 1,721,565 shares and therefore, in its capacity as investment adviser, might be deemed to beneficially own such shares, which are owned of record by clients of WMC.

Security Ownership of Management

To the Company’s knowledge, the following table reflects the beneficial ownership of the Company’s Common Stock as of March 10, 2004 by each Company Director, each executive officer named in the

Summary Compensation Table on page 19 and all of the Company’s Directors and executive officers as a group, with sole voting and investment power, unless otherwise indicated.

	Number of Shares of
	Common Stock
Name of Beneficial Owner	Beneficially Owned(1)	Percent of Class

Daniel J. Good	105,724(2)(3)	*
Ilene S. Gordon	14,873(2)(4)(5)	*
Roy W. Haley	32,000(2)	*
Frederick B. Hegi, Jr.	580,479(2)(4)(6)	1.7%
Max D. Hopper	37,470(2)(4)	*
Benson P. Shapiro	32,000(2)(4)	*
Alex D. Zoghlin	24,287(4)	*
Richard W. Gochnauer	79,967	*
John T. Sloan	34,333(7)	*
Kathleen S. Dvorak	59,044	*
Mark J. Hampton	2,400	*
Joseph R. Templet	14,933(8)	*
All Directors and Executive Officers as a Group (20 persons)	1,148,193	3.3%

*	Represents less than 1%

(1)	In accordance with applicable SEC beneficial ownership rules, includes shares of the Company’s Common Stock that may be acquired within 60 days after March 10, 2004 through the exercise of stock options outstanding as of such date, as follows: Mr. Good, 8,000 shares; Ms. Gordon, 8,000 shares; Mr. Haley, 32,000 shares; Mr. Hegi, 32,333 shares; Mr. Hopper, 32,000 shares; Dr. Shapiro, 32,000 shares; Mr. Zoghlin, 20,000 shares; Mr. Gochnauer, 66,667 shares; Mr. Sloan, 28,333 shares; Ms. Dvorak, 53,000 shares; Mr. Hampton, 2,400 shares; Mr. Templet, 14,733 shares; and all directors and current executive officers as a group, 456,213 shares.

(2)	Excludes shares of the Company’s Common Stock issuable on a one-for-one basis five years after the grant date, absent acceleration, in settlement of fully vested deferred stock units awarded in May 2001 under the Directors Grant Plan, as follows: Mr. Good, 3,200 shares; Ms. Gordon, 1,100 shares; Mr. Haley, 3,200 shares; Mr. Hegi, 4,000 shares; Mr. Hopper, 3,200 shares; and Dr. Shapiro, 3,200 shares.

(3)	Includes 34,798 shares owned by Good Capital Co., Inc. (“Good Capital”). Mr. Good is Chairman and a controlling stockholder of Good Capital and, accordingly, may be deemed to share voting and dispositive power and therefore beneficially own such shares. Mr. Good disclaims beneficial ownership of the shares owned by Good Capital.

(4)	Includes shares issuable shortly after the participant’s cessation of service as a director on a one-for-one basis in satisfaction of fully vested deferred stock units credited under the Director Deferred Compensation Plan, as follows: Ms. Gordon, 5,873 shares; Mr. Hegi, 8,165 shares; Mr. Hopper, 5,470 shares; and Mr. Zoghlin, 4,287 shares. Does not include the 7,973 shares issuable in settlement of fully vested deferred stock units credited to Dr. Shapiro under the same plan, as he has elected to defer receipt of such shares over a two-year period following termination of his service as a director.

(5)	In addition to the shares referenced in Notes 1 and 4, includes 1,000 shares with respect to which Ms. Gordon may be deemed to have shared voting and dispositive power with her spouse.

(6)	In addition to the shares referenced in Notes 1 and 4, includes (i) 318,358 shares held of record by Mr. Hegi, (ii) 42,312 shares held of record by a family company of which he is managing partner, and (iii) 179,311 shares held in trust for his benefit and for which he serves as trustee.

(7)	In addition to the shares referenced in Note 1, includes 6,000 shares of restricted stock as to which Mr. Sloan has sole voting power and no dispositive power.

(8)	In addition to the shares referenced in Note 1, includes 200 shares owned jointly with his spouse, as to which Mr. Templet has shared dispositive and voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the SEC reports of holdings and transactions in the Company’s Common Stock. Based on its review of such reports furnished to the Company and on written representations from the Company’s Directors and executive officers that no other reports were required, the Company believes that there are no disclosures required hereunder of any late filings of any 2003 Section 16(a) reports.

REPORT OF THE AUDIT COMMITTEE

The Committee

The Audit Committee of the Company’s Board of Directors consists of the three non-employee Directors named below. Each member of the Audit Committee is independent, as defined by the current NASDAQ listing standards and Rule 10A-3 of the Exchange Act. No members of the Audit Committee received any compensation from the Company during 2003 other than for services as a member of the Board or one or more of its committees.

The Board of Directors has determined that all Audit Committee members are financially literate and at least one member has financial management expertise, in accordance with NASDAQ listing standards. In addition, the Board of Directors has determined that Roy W. Haley qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations.

Audit Committee Charter and Responsibilities

The Audit Committee operates under a written charter originally adopted by the Board of Directors in February 2000 and most recently amended as of March 15, 2003. The amended charter, filed as Appendix A to the Company’s Proxy Statement last year, also may be found under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

The Audit Committee assists the Company’s Board of Directors in fulfilling its responsibilities for oversight of: (1) the integrity of the Company’s financial statements; (2) the soundness of the Company’s internal control systems; (3) assessment of the independence, qualifications and performance of the Company’s independent auditors; (4) performance of the internal audit services function; and (5) the Company’s legal, regulatory and ethical compliance programs.

The Company’s management has primary responsibility for preparing the Company’s financial statements and for establishing and maintaining its financial reporting processes and internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has the sole authority to select, appoint and, if appropriate, terminate the engagement of the independent auditors. As described below under “Information Regarding Independent Auditors — Audit Committee Pre-Approval Policy,” the Audit Committee adopted guidelines requiring review and pre-approval by the Committee of all audit and permitted non-audit services performed for the Company by its independent auditors.

Audit Committee Report

In this context, the Audit Committee reports as follows with respect to the Company’s audited financial statements for the year ended December 31, 2003:

The Audit Committee has reviewed and discussed the Company’s audited financial statements and the related report of the independent auditors with the Company’s management, its chief internal auditor and its independent auditors, with and without management present.

The Audit Committee has discussed with the independent auditors matters relating to the independent auditors’ judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting, the reasonableness of significant judgments and the clarity of financial statement disclosures, as required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has discussed with the independent auditors their independence from the Company and its management, as well as the matters in the written disclosures received from them in accordance with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has received a letter from the Company’s independent auditors confirming their independence and has discussed the letter with them. In addition, the Audit Committee has considered the non-audit services provided by the independent auditors and concluded that such services are compatible with maintenance of the independent auditors’ independence.

The Audit Committee has reviewed with the independent and internal auditors their respective audit plans, audit scope and identification of audit risks. It has discussed the internal audit function’s organization, responsibilities and activities with the Company’s management, its internal auditors and the independent auditors. The Audit Committee periodically met with both the internal and independent auditors, with and without management present, to discuss the results of their respective evaluations of the Company’s internal controls. It also met periodically to discuss such matters in executive session.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Members of the Audit Committee:

Roy W. Haley, Chair

Ilene S. Gordon
Max D. Hopper

INFORMATION REGARDING INDEPENDENT AUDITORS

General

The Audit Committee of the Company’s Board of Directors has selected the firm of Ernst & Young LLP (“E&Y”) as independent public accountants to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2004, subject to determination and agreement as to any impact on estimated services scope and audit fees of E&Y’s Sarbanes-Oxley Section 404 attestation services. E&Y has served as the Company’s independent auditors since March 1995.

Representatives of E&Y are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement, should they choose to do so.

Fee Information

General. The following table presents information with respect to the fees billed by E&Y for the indicated professional services it performed for the Company during each of the last two years.

Type of Fees	2003	2002

Audit Fees	$617,842	$544,300
Audit-Related Fees	120,896	158,140
Tax Fees	235,234	323,750
All Other Fees	7,760	13,200

Total	$981,732	$1,039,390

Audit Fees. “Audit Fees” are fees the Company paid E&Y for professional services for the 2003 and 2002 audits of the Company’s consolidated financial statements included in the Company’s Annual Reports on Form 10-K, for review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services provided by E&Y in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2003 and 2002, these fees included employee benefit plan audits, acquisition-related due diligence services, accounting consultations and audit services regarding the Company’s receivables securitization program.

Tax Fees. “Tax Fees” are fees for professional services performed by E&Y with respect to tax compliance, tax advice and tax planning. For 2003 and 2002, these included fees for assistance with tax compliance (including tax return preparation), U.S. federal, state and local and foreign tax planning and advice, transfer pricing, expatriate tax services and tax audits and related appeals.

All Other Fees. “All Other Fees” are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policy

Under applicable SEC rules, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditor, subject to certain de minimus exceptions and prohibitions against the provision of certain types of non-audit services. These SEC rules are designed to assure that the provision of services by the independent auditor does not impair its independence from the Company.

Consistent with applicable SEC rules, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). The Pre-Approval Policy sets forth the procedures and conditions pursuant to which the Audit Committee may pre-approve audit and permissible non-audit services proposed to be performed by the independent auditor.

Pursuant to the Pre-Approval Policy, the Audit Committee will consider annually and, if appropriate, approve the provision of all audit services to the Company by the independent auditor. Any changes to any previously approved audit services, terms or fees require the further specific pre-approval of the Audit Committee.

Under the Pre-Approval Policy, the Audit Committee also will consider and, if appropriate, pre-approve the provision by the independent auditor of permitted audit-related, tax or other non-audit services. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee provides for a different period or earlier terminates such services. Any such pre-approval will be subject to a dollar limit specified by the Audit Committee. The Audit Committee periodically reviews, and from time to time may revise the list of, general pre-approved services. Any proposed new services, and any previously approved services anticipated to exceed the respective fee limits previously established for such services, must be separately approved.

The Pre-Approval Policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority for permitted non-audit services. The member to whom such authority is delegated must report any pre-approval decisions, for informational purposes, to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee has designated the Company’s chief internal auditor to monitor the performance of all services provided by the independent auditors for compliance with the Pre-Approval Policy. The Audit Committee periodically reviews reports summarizing all services and related fees and expenses being provided to the Company by the independent auditor.

STOCK PERFORMANCE GRAPH

The following graph compares the performance of the Company’s Common Stock over a five-year period with the cumulative total returns of (1) The NASDAQ Stock Market Index (US Companies), and (2) a group of companies included within Value Line’s Office Equipment Industry Index. The graph assumes $100 was invested on December 31, 1998 in our Common Stock and in each of the indices and assumes reinvestment of all dividends. The stock price performance reflected in this graph is not necessarily indicative of future performance.

Company/Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

United Stationers Inc. (USTR)	$100.00	$109.86	$95.67	$129.42	$110.77	$157.38

NASDAQ Market Index (US Companies)	100.00	185.84	111.82	88.73	61.33	91.69

Value Line Office Equipment Industry Index	100.00	100.60	78.13	137.00	138.62	206.98

REPORT OF THE HUMAN RESOURCES COMMITTEE

ON EXECUTIVE COMPENSATION

The Committee and its Responsibilities

The Human Resources Committee of the Company’s Board of Directors is appointed by the Board of Directors from its membership and consists entirely of Directors who are not officers or employees of the Company. Each member of the Human Resources Committee is independent, as defined by current NASDAQ listing standards.

The Human Resources Committee operates under a written charter originally adopted by the Board of Directors in February 2000 and most recently amended as of May 15, 2003. The amended charter is included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

Among its executive compensation oversight responsibilities, the Human Resources Committee approves or presents recommendations to the Board with respect to the base salary and annual incentive compensation of the Company’s executive officers. The Committee also generally oversees the development and administration of the Company’s compensation and benefit plans, programs and practices. With respect to the Company’s short-term incentive programs, the Human Resources Committee establishes performance targets under the Company’s Management Incentive Plan or criteria applicable to other executive officer bonuses and reviews attainment of such targets or satisfaction of other relevant criteria. The Committee also determines grants under and administers the Company’s equity-based, long-term incentive plans.

Philosophy

In overseeing the Company’s executive compensation programs, the Human Resources Committee is guided by the following principles:

•	Total compensation is intended to attract, motivate and retain talented contributors to the Company and to balance short and long-term Company goals by combining at or near industry-average base salaries with meaningful variable, performance-based short and long-term compensation;

•	A significant portion of total compensation is designed to link pay and performance and encourage attainment of Company and individual performance objectives, with the potential for above industry-average payouts when superior performance objectives are met or exceeded; and

•	The Company’s compensation programs are intended to align the interests of executive officers and other managers with the interests of stockholders through long-term, equity-based incentives.

Evaluation and Components of Total Compensation

In its review of the Company’s compensation program in relation to the above compensation principles, the Human Resources Committee periodically reviews data regarding executive officer and other management compensation abstracted from general industry surveys and other publicly available sources, as well as benchmark information provided by independent human resources consulting firms. This comparative information has included compensation data relating to both wholesalers and a more diverse group of similarly-sized companies, including distribution, service and manufacturing firms, with which the Company believes it competes for management talent. These comparator group companies are not limited to the companies included in the Office Equipment Industry Index used for the Stock Performance Graph. The Committee also engages independent human resources consulting firms from time to time to advise it on specific compensation proposals and programs.

The three basic components of the Company’s compensation program are: (1) annual base salary; (2) short-term incentives, generally in the form of annual cash bonuses; and (3) long-term incentives, principally involving stock options historically and potentially encompassing other types of equity awards upon stockholder approval of the Company’s 2004 Long-Term Incentive Plan.

Base Salary

The Human Resources Committee believes it is important to provide competitive base salaries to attract and retain talented executives. Initially, in establishing base pay, the Company generally develops a salary range for positions based on what it regards as average base pay information with respect to similar positions at appropriate comparator companies.

In evaluating base compensation levels and proposed adjustments for executive officers, the Human Resources Committee generally considers responsibility level, experience, industry or technical knowledge and skills, demonstrated individual performance, the Company’s existing salary structure for comparable positions with similar responsibilities and, as described above, competitive base compensation practices. In general, the base salaries of executive officers are subject to annual review, based on the preceding factors, and any adjustments in base compensation are made effective on January 1.

For 2003, all of the Company’s officers agreed to defer contractual or discretionary base salary adjustments from January 1, 2003 until July 1, 2003. Richard W. Gochnauer, who became the Company’s President and Chief Executive Officer on December 23, 2002, agreed to defer from January 1, 2003 until July 1, 2003 the annual base salary rate increase from $700,000 to $750,000 to which he was contractually entitled under his Executive Employment Agreement. Effective July 1, 2003, Mr. Gochnauer and one other individual included among the executive officers named in the following Summary Compensation Table (the “Named Executive Officers”) received prospective base salary rate increases in the amounts provided by their respective Executive Employment Agreements. At the same time, the Company’s other executive officers received prospective base salary increases totaling approximately 3.9% of their aggregate base pay. In addition, during 2003, the Company’s Senior Vice President and Chief Financial Officer received a base salary adjustment in consideration of her demonstrated performance in meeting the expanded responsibilities now inherent in such role.

Annual Cash Incentives

The Company’s Management Incentive Plan (the “MIP”), as approved by the Company’s stockholders, is designed to provide annual cash incentive opportunities to executive officers and other Company managers. Under the MIP, bonuses generally become payable under a formula based on percentage attainment of Company performance targets predetermined annually by the Human Resources Committee. For 2003, the total Company performance goals applicable to the Company’s executive officers included the following four measures: (1) diluted earnings per share for the Company and, for one executive officer who is a subsidiary president, earnings before interest and taxes of that subsidiary; (2) margin enhancement and expense savings goals related to identified Company “War on Waste” or “WOW” projects; (3) invested capital efficiency or net invested capital as a percent of total annual net sales; and (4) safety-related cost reduction targets.

The 2003 target bonuses for Mr. Gochnauer and the other executive officers were set at 80% and 40%-50%, respectively, of their base salaries. As a result of the Company’s 2003 results and varying attainment levels and relative weightings of the above-described 2003 performance measures, the Company’s Named Executive Officers received MIP payouts of approximately 108.2% of their total target bonus. For Mr. Gochnauer, this translated into a cash bonus of $627,444 payable under the MIP for 2003. One executive officer who is a subsidiary president received a MIP payout for 2003 at a higher level due to that subsidiary’s 2003 results.

Long-Term Equity-Based Incentives

The Human Resources Committee believes that a significant component of executive compensation should be dependent on value created for stockholders through long-term stock price appreciation. This aligns the interests of executive officers with those of the Company’s other stockholders, and encourages consideration of long-term strategic as well as short-term operational goals. As a result, the Company’s long-term incentive awards are equity-based.

Stock options have played an important role in the Company’s total compensation program for both executive officers and other key employees. In recent years, the Human Resources Committee has made an annual grant of options to a broad group of eligible employees. The number of shares subject to individual option grants generally is commensurate with the eligible employee’s job responsibility level and potential positive impact on the Company’s long-term performance, subject to adjustment for individual performance.

The Human Resources Committee approved annual option grants in mid-2003, including a grant to Mr. Gochnauer of a non-qualified option to purchase 100,000 shares of the Company’s Common Stock, based on the above criteria and consistent with the option grants made to the Company’s chief executive officer in preceding years. Each of the other Named Executive Officers received a non-qualified option grant as shown in the Summary Compensation Table.

On the recommendation of the Human Resources Committee, the Company’s Board of Directors has adopted the United Stationers Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”) and directed that it be submitted for approval by the Company’s stockholders. The Human Resources Committee recommended the 2004 Plan to permit a broader array of long-term incentive awards, including not only stock options but also restricted stock and other full value and cash awards. The Human Resources Committee also believes the 2004 Plan will afford the Company greater flexibility in designing future awards to meet evolving regulatory changes and compensation best practices and to incorporate individually tailored, performance-based measures. In evaluating the 2004 Plan, the Human Resources Committee recommended that it serve as the central plan through which the Company would make future equity awards to eligible participants. As a result, the Board of Directors determined that, contingent upon and from and after the time of stockholder approval of the 2004 Plan, no further awards would be made under the Company’s two existing Management Equity Plans or under the two other outstanding equity plans not approved by stockholders, the Directors Grant Plan and the Retention Grant Plan. No deferred stock unit awards have been made since 2001 under either of such non-stockholder-approved plans.

Special Awards

The Human Resources Committee upon occasion has granted short-term or long-term awards in addition to those generally made available under the MIP or through annual option grants. Such awards generally are utilized to attract new hires to the Company, to recognize increased responsibilities or special contributions, to retain executives or to recognize other special circumstances.

Other Programs

The Company also provides its officers with medical and life insurance, pension, savings and compensation deferral programs and perquisites and other benefits that are intended to be competitive with market practices.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the corporate tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executives to $1 million annually, unless certain requirements are satisfied. To maximize the corporate tax deduction, the Company’s MIP, its two Management Equity Plans and the 2004 Plan were designed to comply with the requirements of Section 162(m) of the Code and were approved by the Company’s stockholders or, in the case of the 2004 Plan, are being submitted for such stockholder approval. As the $1 million limit does not apply to compensatory amounts that qualify as performance-based compensation under Section 162(m), performance-based awards made pursuant to these plans are intended to qualify for corporate tax deductibility.

The Human Resources Committee intends to use performance-based compensation to minimize the effect of the limits imposed by Section 162(m) to the extent that compliance with Code requirements does not conflict with the Company’s compensation objectives. In some cases, however, the Committee believes that the loss of some portion of a corporate tax deduction may be necessary and appropriate in order to attract and retain qualified executives.

Members of the Human Resources Committee:

Ilene S. Gordon, Chair

Roy W. Haley
Alex D. Zoghlin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Human Resources Committee of our Board of Directors. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table and notes below show the compensation for the last three years of the Company’s President and Chief Executive Officer and its four next highest-paid executive officers as of December 31, 2003 for services in all capacities to the Company and its subsidiaries. The individuals shown in the table below are sometimes referred to in this Proxy Statement as the “Named Executive Officers.”

		Annual Compensation				Long-Term Compensation

	Year				Other	Restricted	Securities
Name and	Ended	Base			Annual	Stock/Stock Unit	Underlying	All Other
Principal Position	12/31	Salary(1)	Bonus(2)		Compensation(3)	Awards(4)	Options/SARs	Compensation(5)

Richard W. Gochnauer	2003	$772,297	$627,444		$195,408	—	100,000	$6,000
President and Chief	2002	301,667	496,000	(6)	22,107	—	400,000	—
Executive Officer	2001	—	—		—	—	—	—

John T. Sloan	2003	$253,464	$276,703	(7)	$6,440	—	25,000	$6,000
Senior Vice President,	2002	210,937	26,869		1,298	$222,360	55,000	6,804
Human Resources	2001	—	—		—	—	—	—

Kathleen S. Dvorak	2003	$282,861	$140,526		$3,840	—	21,000	$6,000
Senior Vice President	2002	262,225	44,304		1,380	—	25,000	9,137
and Chief Financial Officer	2001	219,075	45,000		—	—	25,000	8,624

Mark J. Hampton	2003	$276,668	$132,737		$7,987	—	23,000	$5,760
Senior Vice President,	2002	253,352	44,304		33,770	—	25,000	13,540
Marketing	2001	218,412	45,000		—	—	25,000	8,417

Joseph R. Templet	2003	$273,600	$132,088		$7,913	—	21,000	$6,000
Senior Vice President,	2002	255,650	44,304		3,093	—	25,000	11,788
Field Sales	2001	214,326	45,000		—	—	25,000	11,144

(1)	Reflects base salary amounts earned during the three years (or, for Mr. Gochnauer and Mr. Sloan, from and after their employment commencement dates in July 2002 and January 2002, respectively), including any portions deferred under the 401(k) Savings Plan and Deferred Compensation Plan of the Company’s wholly owned subsidiary, United Stationers Supply Co. (“USSC”). Also includes: (a) cash car allowances paid in lieu of perquisites; and (b) additional cash amounts (excluding those described in Note 3(b)) paid to the Named Executive Officers for 2003 and the second half of 2002 in consideration of their assumption of premium payments on existing split-dollar life insurance policies.

(2)	Except as otherwise described in Notes 6 and 7, the amounts shown for 2003 and 2002 represent cash incentives earned under the Company’s Management Incentive Plan, or MIP, for that year and paid during the first quarter of the following year. For 2001, the Named Executive Officers did not earn any award under the MIP, as the then-applicable corporate performance EPS growth target was not attained. Amounts shown under this column for 2001 represent discretionary bonuses paid in 2002 in respect of other 2001 financial results (including working capital improvements), share price attainment and individual performance.

(3)	The amounts shown include the following:

(a)	(i) 2003 personal benefits for Mr. Gochnauer with an aggregate cost to the Company of $148,247, including $76,276 in relocation-related reimbursement payments and $50,000 for country club initiation fees, and (ii) 2002 personal benefits for Mr. Hampton of $31,352, including $22,714 in officer health care benefits and $8,193 for country club dues. The value of perquisites provided by the Company to Messrs. Gochnauer and Hampton in other years shown and to the other Named Executive Officers for all three years is excluded from the table, as such value did not exceed the lesser of $50,000 or 10% of the combined annual salary and bonus for any such individual in any such year.

(b)	Gross-up payments to offset federal and state tax liabilities attributable to the Named Executive Officers’ assumption of premium payments on existing split-dollar life insurance policies and, for Mr. Gochnauer, $34,918 and $22,107 in payments to offset federal and state tax liabilities attributable to relocation expense reimbursement payments he received for 2003 and 2002, respectively.

(4)	The amount shown for Mr. Sloan is based on the 6,000 shares of restricted stock awarded to Mr. Sloan on January 29, 2002 multiplied by the $37.06 per share closing price of the Company’s Common Stock on that date. As of December 31, 2003, his 6,000 shares of restricted stock had an aggregate value of $245,520, based on the $40.92 per share closing price of the Company’s Common Stock on that date. These shares of restricted stock fully vest and become non-forfeitable on January 1, 2005. If a “Change of Control” (as defined in Mr. Sloan’s Executive Employment Agreement) were to occur at any time prior to the earlier of January 1, 2005 or his employment termination, one-half of the restricted shares would become fully vested by reason of and on the date of the Change of Control. In addition, upon any termination of Mr. Sloan’s employment before January 1, 2005 (a) due to his death or Disability (as defined in the Company’s long-term disability plan), or (b) by the Company or USSC for any reason other than Cause (as defined in his Executive Employment Agreement), a pro rata portion of the unvested 6,000 shares (or remaining 3,000 unvested shares, if a Change of Control had occurred), determined based on the period of time elapsed between February 1, 2002 and the scheduled January 1, 2005 vesting date, would become fully vested as of such employment termination date. These shares of restricted stock are eligible for any dividends or other distributions payable on shares of the Company’s Common Stock.

(5)	Amounts shown in this column for 2003 reflect Company contributions to the 401(k) Savings Plan of $6,000 each on behalf of Mr. Gochnauer, Mr. Sloan, Ms. Dvorak and Mr. Templet and $5,760 on behalf of Mr. Hampton.

(6)	The 2002 bonus amount shown for Mr. Gochnauer represents the guaranteed bonus payable to him for such year in accordance with his Executive Employment Agreement, effective as of July 22, 2002, with the Company and USSC.

(7)	The 2003 bonus amount shown for Mr. Sloan includes: (a) a $100,000 retention bonus paid in a lump sum in April 2003 in accordance with his Executive Employment Agreement with the Company and USSC; (b) a supplemental bonus of $55,000 earned for the first half of 2003 and paid in July 2003 pursuant to Amendment No. 1 to such Executive Employment Agreement; and (c) the $121,703 bonus he earned for 2003 under the MIP.

Option Grants in 2003

The table below shows all grants of stock options made to the Named Executive Officers during 2003 under either the United Stationers Inc. 1992 Management Equity Plan or the United Stationers Inc. 2000 Management Equity Plan, each as amended and restated as of July 31, 2002 (collectively, the “Prior Equity Plans”). The Prior Equity Plans provide for grants of non-qualified or incentive stock options to non-employee Directors and key employees.

	Individual Grants				Potential Realizable Value at
					Assumed Annual Rates of
	Number of	Percent of Total			Stock Price Appreciation for
	Securities	Options/ SARs			Option Term(1)
	Underlying	Granted to	Per Share
	Options/	Employees in	Exercise or	Expiration
Name	SARs Granted	Fiscal Year	Base Price	Date	5%	10%

Richard W. Gochnauer	100,000	9.1%	$38.11	08/11/13	$2,396,717	$6,073,753
John T. Sloan	25,000	2.3	38.11	08/11/13	599,179	1,518,438
Kathleen S. Dvorak	21,000	1.9	38.11	08/11/13	503,311	1,275,488
Mark J. Hampton	23,000	2.1	38.11	08/11/13	551,245	1,396,963
Joseph R. Templet	21,000	1.9	38.11	08/11/13	503,311	1,275,488

(1)	These amounts are calculations required by SEC rules and are not intended to forecast any future appreciation in the price of the Company’s Common Stock. The actual value of the options will vary in accordance with the market price of such stock.

The options granted to the Named Executive Officers during 2003 become exercisable in equal or substantially equal annual installments on each of the first three anniversaries of their respective grant dates. Like other options granted in 2003, they are subject to partial or full accelerated vesting on certain events relating to a Change of Control (as defined in the Prior Equity Plans) of the Company. See “Employment Contracts and Employment Termination and Change of Control Arrangements — Change of Control Terms under Prior Equity Plans.”

Incentive stock options granted under the Prior Equity Plans generally are not transferable. Non-qualified stock options are transferable at the discretion of the Human Resources Committee of the Company’s Board of Directors subject, in the case of options granted under the 1992 Management Equity Plan, to the limitations set forth in such plan.

Option Exercises in 2003 and Year-End Option Values

The table below shows: (i) aggregate exercises of options to purchase the Company’s Common Stock by the Named Executive Officers during 2003; (ii) the value realized upon such exercises; and (iii) the value of the remaining options held by the Named Executive Officers at year-end (based on the $40.92 per share closing price of the Company’s Common Stock on December 31, 2003, less the aggregate exercise price for such options, but before payment of applicable taxes).

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			December 31, 2003		December 31, 2003
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard W. Gochnauer	—	—	66,667	433,333	$1,134,006	$5,950,994
John T. Sloan	—	—	18,333	61,667	166,345	402,955
Kathleen S. Dvorak	—	—	50,600	48,400	665,300	432,020
Mark J. Hampton	51,400	$595,298	—	50,400	—	430,290
Joseph R. Templet	33,867	427,151	12,333	48,400	107,117	432,020

Employment Contracts and Employment Termination and Change of Control

Arrangements

          CEO Employment Agreement

The Company and USSC entered into an Executive Employment Agreement with Mr. Gochnauer, dated as of July 22, 2002 and amended as of January 1, 2003 and December 31, 2003 (as so amended, the “CEO Agreement”). Under that agreement, Mr. Gochnauer was employed to serve first as the Company’s Chief Operating Officer and subsequently as the Company’s President and Chief Executive Officer, to which position he succeeded as of December 23, 2002. The Company also agreed to use its best efforts to cause him to be elected to the Company’s Board of Directors as soon as practicable, which occurred on July 22, 2002.

The CEO Agreement provided for an initial base salary payable to Mr. Gochnauer at an annual rate equal to $700,000, with an increase to an annual rate of not less than $750,000 on July 1, 2003. This reflected a voluntary six-month deferral of that base salary increase from the January 1, 2003 effective date provided in his original agreement. The CEO Agreement also provides for Mr. Gochnauer’s participation in all stock option, incentive, savings and retirement plans, welfare benefit plans and programs, executive fringe benefits and perquisites programs, including relocation programs, and other benefit practices, policies and programs generally available to the Company’s other executives at the senior grade level, in accordance with the terms and conditions of such arrangements as in effect from time to time. The CEO Agreement set Mr. Gochnauer’s initial target annual incentive award opportunity under the MIP equal to 80% of his base pay, with a potential payout range of 40% to 160% of base salary. It also provided for a guaranteed 2002 cash bonus in lieu of any MIP award and the grant on his employment date of options to purchase 400,000 shares of the Company’s Common Stock. In addition to his participation in USSC’s qualified pension plan, the CEO Agreement entitles Mr. Gochnauer to five years of additional age and service credits (to be provided on a nonqualified basis) for purposes of computing his pension benefit.

If Mr. Gochnauer’s employment is terminated during the employment term by Mr. Gochnauer for Good Reason or by the Company without Cause (as such terms are defined in the CEO Agreement), Mr. Gochnauer will be entitled to receive (a) all accrued benefits, including any earned but unpaid salary and any accrued but unpaid incentive awards for the prior year, (b) an amount equal to two times his then existing base salary payable over 24 months following termination (or three times his base salary payable in a lump sum in the event such termination occurs within two years of a Change of Control (as defined in the CEO Agreement)), (c) an amount equal to two times the greater of (i) his target incentive compensation award for the year in which his employment is terminated or (ii) his average annual bonus for the prior three years, payable over 24 months following termination (or three times such amount payable in a lump sum in the event such termination occurs within two years of a Change of Control), (d) a pro rata portion of his target incentive compensation award for the year in which termination occurs payable in a lump sum, (e) continued medical, dental, hospitalization, life and disability insurance coverage until the earlier of 24 months from the date of termination (or three years in the event such termination occurs within two years of a Change of Control) or the date he receives substantially equivalent coverage from a subsequent employer, (f) continued vesting of option awards if permitted under the Prior Equity Plans and provided for in his option agreements, and (g) career transition assistance services. In the event of termination within two years of a Change of Control, Mr. Gochnauer also will be entitled to three additional years of age and service credits (provided on a nonqualified basis) for purposes of computing his pension benefit and reimbursement for reasonable attorneys’ fees incurred in conjunction with any disputes regarding the benefits he is entitled to under the CEO Agreement. The CEO Agreement also provides that Mr. Gochnauer will receive a “gross-up” payment as reimbursement for any excise tax which may be imposed as a result of any payment under the CEO Agreement or otherwise.

The CEO Agreement also prohibits Mr. Gochnauer from competing against the Company in the United States and Canada or soliciting any of the Company’s customers or employees for a period of two years following his employment termination.

          Other Named Executive Officer Contracts

The Company and USSC also entered into employment agreements, effective as of July 1, 2002, with each of the other Named Executive Officers: John T. Sloan, Senior Vice President, Human Resources; Kathleen S. Dvorak, Senior Vice President and Chief Financial Officer; Mark J. Hampton, Senior Vice President, Marketing; and Joseph R. Templet, Senior Vice President, Field Sales. These agreements provided for an initial 2002 base salary of $240,000 for each Named Executive Officer other than Mr. Sloan. Mr. Sloan’s agreement provided for an initial annual base salary rate of $200,000, subject to increase to $250,000 as of January 1, 2003 (deferred by subsequent amendment to July 1, 2003).

These agreements also provide that these Named Executive Officers are eligible to receive annual incentive compensation awards under the Company’s management incentive or bonus plans, subject to achievement of performance goals determined under the plans. Their target annual incentive award opportunity under the

MIP for 2003 was equal to 50% of their base pay. In addition, their employment agreements entitle them to participate in all stock option, incentive, savings and retirement plans, welfare benefit plans and programs, executive fringe benefit and perquisite programs, and other benefit practices, policies and programs generally available to the Company’s other executives at the same grade level. Mr. Sloan’s agreement, as amended as of December 16, 2002, provided for his receipt of a cash bonus for 2002 determined pursuant to the MIP, in lieu of an originally guaranteed minimum 2002 cash bonus of $80,000, and two additional cash amounts payable in 2003: (a) a lump sum retention bonus of $100,000, payable on or before April 10, 2003, contingent upon his continued employment through March 31, 2003; and (b) a supplemental cash bonus of $55,000 in respect of the first half of 2003, contingent on his continued employment through July 1, 2003 and payable on or before July 15, 2003. Mr. Sloan’s agreement also provided for the Company’s grant to him as of his employment date of 6,000 shares of restricted stock, with full vesting on January 1, 2005 assuming his continued employment through such date and pro rata vesting upon his earlier employment termination in certain circumstances (as described in Note 4 to the Summary Compensation Table). Mr. Sloan’s employment agreement also entitles him to five years of additional age and service credits (to be provided on a nonqualified basis) for purposes of computing his pension benefit.

Under these employment agreements with the other Named Executive Officers, if an executive’s employment is terminated during the employment term by the executive for “Good Reason” or by the Company without “Cause” (as such terms are defined in the agreements), he or she will be entitled to receive (a) all accrued benefits, including any earned but unpaid salary and any accrued but unpaid incentive awards for the prior year, (b) an amount equal to one and one-half times his or her then existing base salary payable over 18 months following termination (or two times his or her base salary payable in a lump sum in the event such termination occurs within two years of a Change of Control (as defined in the agreements)), (c) an amount equal to one and one-half times his or her target incentive compensation award for the year in which termination occurs payable over 18 months following termination (or two times such amount payable in a lump sum in the event such termination occurs within two years of a Change of Control), (d) a pro rata portion of his or her target incentive compensation award for the year in which termination occurs payable in a lump sum, (e) continued medical, dental, hospitalization, life and disability insurance coverage until the earlier of 18 months from the date of termination (or two years in the event such termination occurs within two years of a Change of Control) or the date he or she receives substantially equivalent coverage from a subsequent employer, (f) continued vesting of option awards if permitted under the Prior Equity Plans and provided for in his or her option agreements, and (g) career transition assistance services. In the event of termination within two years of a Change of Control, such executive also will be entitled to two additional years of age and service credits for purposes of computing his or her pension benefit and reimbursement for reasonable attorneys’ fees incurred in conjunction with any disputes regarding the benefits provided for under the agreement. The agreements also provide that the executive will receive a “gross-up” payment as reimbursement for any excise tax which may be imposed as a result of any payment under the agreement or otherwise.

These agreements also prohibit the executive from competing against the Company in the United States and Canada or soliciting any of the Company’s customers or employees for a period of 18 months following his or her employment termination.

          Change of Control Terms under Prior Equity Plans

The Named Executive Officers have options to acquire shares of the Company’s Common Stock that are eligible for accelerated vesting in connection with a Change of Control of the Company, as defined in the Prior Equity Plans and described below. One-half of the shares covered by a participant’s options that are outstanding, but not yet exercisable, immediately prior to a Change of Control generally become exercisable immediately as of the date of such a Change of Control, provided that the participant’s employment did not terminate prior to such Change of Control date. In addition, if a participant’s employment is terminated by the Company or any of its subsidiaries without “Cause” or by the participant in circumstances constituting “Good Reason” (as such terms are defined in the Prior Equity Plans) after the date of the Change of Control but within one year thereafter, any options granted before the date of the Change of Control that are not then fully vested will become fully vested and immediately exercisable as of such employment termination date. Certain employment and/or individual option agreements with Named Executive Officers provide for accelerated option vesting in somewhat different circumstances relating to a Change of Control.

In general, under the Prior Equity Plans, a “Change of Control” includes: (1) the acquisition by any individual, entity or group, other than the Company, any of its subsidiaries or any Company-sponsored benefit plan or trust, of beneficial ownership of 30% or more of the combined voting power of the Company’s then outstanding voting securities (those entitled to vote generally in the election of directors); (2) the occurrence, during any consecutive two-year period, of a situation in which individuals constituting incumbent Company Directors at the beginning of such period (including those subsequently nominated or elected with the approval of a majority of the initial incumbents) no longer constitute a majority of the Company’s Board; (3) consummation of a merger, consolidation or reorganization, or approval by the Company’s stockholders of, or the occurrence of, a liquidation or dissolution of the Company (a “Business Combination”), unless those who beneficially owned the Company and were incumbent Directors on its Board prior to the Business Combination continue to have beneficial ownership of more than 50% of the combined voting power of its outstanding voting securities and continue to constitute more than 50% of the board members of the surviving corporation, respectively, thereafter and no individual, entity or group that did not beneficially own Company voting securities representing 30% or more of its voting power prior to the Business Combination beneficially owns 30% or more of the combined voting power of the surviving company thereafter; or (4) approval by the Company’s stockholders of an agreement for, or the occurrence of, a sale, lease, assignment, transfer or other disposition of all or substantially all of the Company’s assets to any individual, entity or group, other than a Company subsidiary or certain other entities having essentially the same proportionate beneficial owners as the Company. A Change of Control is not deemed to occur solely because an individual, entity or group (a) acquires beneficial ownership of more than 30% of the combined voting power of the Company as a result of the issuance of voting securities by the Company for assets (including equity interests) with a fair value equal to the fair value of the voting securities so issued, or (b) acquires beneficial ownership of more than any permitted amount of voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such individual, entity or group.

The Prior Equity Plans also provide that, in specified situations in which (1) a participant’s termination of employment by the Company or any of its subsidiaries without “Cause” or by the participant for “Good Reason” occurs during an “Anticipated Change of Control” (as defined), and (2) a Change of Control occurs within one year after such employment termination, the participant’s options outstanding and unvested as of the employment termination date will become fully vested and exercisable.

Pension Plans

The Company’s operating subsidiary, USSC, maintains a noncontributory pension plan covering over 50% of its employees. Employees who are at least 21 years old are eligible to participate after 12 months of employment. The Pension Plan provides an annual benefit at age 65 equal to 1% of an employee’s career-average annual compensation (generally, base salary and bonus), multiplied by the number of years of credited service up to a maximum of 40 years. However, an employee’s annual compensation for each year of service prior to September 1989 is deemed to be the compensation earned by such employee during the 12 months ending on August 31, 1989. There is a limit on the amount of annual compensation that is considered in calculating an employee’s benefits, which is adjusted annually for inflation. An employee’s pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity and disability are also available. All such options are of actuarially equivalent value to the basic pension. The normal retirement age under this plan is 65. USSC also maintains a separate retirement benefit plan for its employees who are covered under collective bargaining contracts.

The table below shows the annual retirement benefits that are estimated to be payable at normal retirement (age 65) under the Pension Plan to the Named Executive Officers. The benefits for the Named Executive Officers are calculated on the basis of estimated years of service at retirement age and current levels of compensation, with assumed annual compensation level increases and assumed increases in plan limits based on an inflation rate of 3.5%. The amounts also reflect, for Mr. Gochnauer and Mr. Sloan, supplemental pension benefits to which they are entitled under contractual arrangements with the Company and USSC.

Estimated Annual Pension
Name of Participant	at Retirement

Richard W. Gochnauer	$36,550
John T. Sloan	43,200
Kathleen S. Dvorak	69,279
Mark J. Hampton	67,301
Joseph R. Templet	46,133

As of December 31, 2003, the credited years of service pursuant to the Pension Plan for the Named Executive Officers were: Mr. Gochnauer, 6 years, including the additional 5 years of credited service to which he is entitled under his Executive Employment Agreement; Mr. Sloan, 7 years, including the additional 5 years of credited service granted to which he is entitled under his Executive Employment Agreement with the Company; Ms. Dvorak, 22 years; Mr. Hampton, 22 years; and Mr. Templet, 19 years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with his employment, the Company and USSC required Mr. Gochnauer to relocate from California to be near the Company’s headquarters in the Chicago, Illinois area. Pursuant to corporate policies relating to such relocations at Company request, the Company’s subsidiary, USSC, guaranteed Mr. Gochnauer a minimum sale price for his former California residence equal to its market value as of the time of his mid-2002 employment commencement, based on the average of separate independent appraisals. When his former residence had not sold after a number of months on the market, the Company determined it would be in its best interests to assume ownership of the property, so as to manage directly its marketing and sale and avoid any continuing distraction to Mr. Gochnauer. As a result, USSC purchased the residence from Mr. Gochnauer and his spouse on July 30, 2003 for a purchase price of $3,050,000, equal to the average of the appraised values, plus closing costs of approximately $3,135, consistent with those customarily apportioned to a purchaser, and related legal fees. USSC thereafter sold the property on October 10, 2003 for a gross cash purchase price of $2,800,000, with net proceeds to USSC after closing costs of approximately $2,651,841.

Among numerous other law firms providing legal services to the Company, the law firm of Gordon & Glickson LLC acted as special information technology counsel to the Company on selected matters during 2003 and continuing into 2004. One of the equity partners of that firm is the spouse of Deidra D. Gold, the Company’s Senior Vice President, General Counsel and Secretary. Total amounts billed by Gordon & Glickson LLC to the Company for professional services provided in 2003 and related disbursements approximated $155,000.

PROPOSAL 2: APPROVAL OF UNITED STATIONERS INC.

2004 LONG-TERM INCENTIVE PLAN

Introduction

The Company’s stockholders are asked to approve the United Stationers Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”). The 2004 Plan was adopted by the Company’s Board of Directors on March 17, 2004, subject to stockholder approval. If the 2004 Plan is approved by stockholders, no further awards will be made under the two Prior Equity Plans or under two other non-shareholder-approved plans, the Directors Grant Plan and the Retention Grant Plan.

A summary of the material terms of the 2004 Plan is contained below. This summary should be read with and is subject to the specific provisions of the 2004 Plan, the full text of which is set forth as Appendix A to this Proxy Statement.

The Company’s Board of Directors unanimously recommends a vote “FOR” approval of the 2004 Plan.

Plan Highlights

The 2004 Plan contains features that the Company’s Board believes are consistent with the interests of stockholders and sound governance principles. These include the following:

•	Authorization of Restricted Stock and Other Equity Awards beyond Stock Options. In the past, stock options have served as the principal form of long-term incentive compensation for Company employees and were the only form of equity awards permitted under the Prior Equity Plans. The 2004 Plan permits the Company to reduce its exclusive reliance on stock options and instead provides the Company with the ability to make use of restricted stock and other so-called full value awards.

•	Enhanced Flexibility and Performance Ties. The variety of equity or cash awards permitted under the 2004 Plan affords the Human Resources Committee and Company management greater flexibility in designing long-term incentives that are responsive to evolving regulatory changes and compensation best practices and that can incorporate tailored, performance-based measures.

•	Platform for Reduced Future Stock Usage Rates. As the 2004 Plan will permit the use of full value share awards in combination with or in lieu of options, it will position the Company to better manage and seek to reduce its future stock usage rates.

•	Limitations on Shares Available for Awards. Only 2,275,000 shares are available to be awarded under the 2004 Plan through its expiration date, subject to equitable adjustment, plus any additional shares made available through forfeiture, expiration or cancellation of any options outstanding under the Prior Equity Plans as of the effective date of the 2004 Plan. There are no evergreen or reload terms applicable to the 2004 Plan. Full value awards will count as 1.85 shares for each full value share issued and will reduce the number of shares remaining for grant by that amount.

•	No Further Grants under Non-Stockholder-Approved Equity Plans. Upon stockholder approval of the 2004 Plan, no further equity awards will be made under the Company’s existing Retention Grant Plan and Directors Grant Plan, which were not approved by the Company’s stockholders. Also upon and subject to approval of the 2004 Plan, no further option grants will be made under the Company’s stockholder-approved Prior Equity Plans. All four such plans will effectively terminate upon stockholder approval of the 2004 Plan, except as to any outstanding awards.

•	No Discount Options. Stock options (or stock appreciation rights) generally may not be granted or awarded with a then-established exercise price (or reference price) of less than the fair market value of the Company’s Common Stock on the date of grant or award.

•	No Repricings. The repricing of stock options and stock appreciation rights is prohibited without the approval of stockholders. This prohibition applies to both direct repricings (lowering the exercise price of a stock option or stock appreciation right or canceling such awards and replacing them with lower priced awards) and indirect repricings (canceling an outstanding stock option or stock appreciation right and granting a replacement full-value award).

•	Independent Committee Oversight. The 2004 Plan will be administered by the Company’s Human Resources Committee, which is comprised solely of non-employee, independent Directors.

Purpose

The purpose of the 2004 Plan is to: (i) attract and retain individuals with excellent managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend; (ii) motivate those selected as participants, by means of appropriate performance-based incentives, to achieve long-term performance goals; (iii) further align the interests of selected employee participants and non-employee Director participants with those of the Company’s other stockholders and provide them with an effective means to acquire and maintain equity interests in the Company; and (iv) provide incentive compensation opportunities that are competitive with those of similar companies. As a result, the 2004 Plan is designed to promote the long-term growth and financial success of the Company and the interests of its stockholders.

Eligibility and 2004 Plan Benefits

All employees and non-employee Directors of the Company and its subsidiaries are eligible to become Participants in the 2004 Plan, except that non-employee Directors may not be granted incentive stock options. As of March 10, 2004, the Company and its subsidiaries had approximately 5,700 employees. The specific individuals who initially will be granted awards under the 2004 Plan and the type and amount of any such awards will be determined by the Committee (as defined below), subject to annual limits on the maximum amounts that may be awarded to any individual, as described below. Accordingly, future awards to be received by or allocated to particular participants under the 2004 Plan are not presently determinable.

Administration

The 2004 Plan is administered by a committee (the “Committee”) selected by the Board of Directors of the Company (the “Board”). The Human Resources Committee will administer the 2004 Plan unless otherwise determined by the Board. The Committee selects from eligible individuals those persons to whom awards under the Plan will be granted (“Participants”), the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Board itself may take any action under the 2004 Plan that would otherwise be the responsibility of the Committee. It also may delegate the authority to administer non-employee Director awards to the Governance Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange or automated quotation system on which the Common Stock is then listed, the Committee may either allocate its responsibilities under the 2004 Plan to one or more of its members or delegate its responsibilities to other persons selected by it.

Limits on Awards

The maximum number of shares that may be delivered to Participants and their beneficiaries under the 2004 Plan may not exceed the sum of (i) 2,275,000 shares of Common Stock (provided that each share of Common Stock issued for full value awards, as described below, will count as covering 1.85 shares of Common Stock and will reduce the number of shares of Common Stock available for delivery by 1.85 shares); plus (ii) shares of Common Stock that are represented by awards granted under the Prior Equity Plans that are forfeited, expire or are canceled after the Effective Date without delivery of shares of Common Stock or which result in the forfeiture of the shares of Common Stock back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Equity Plans. Any shares covered by an award that are not delivered on an unrestricted basis (for example, because the award is settled in cash or used to satisfy the applicable tax withholding obligation) shall not be deemed to have been delivered for this purpose. If the exercise price of any option granted under the 2004 Plan or any Prior Equity Plan, or the tax withholding obligation with respect to any Award granted under the Plan or any Prior Equity Plan, is satisfied by tendering shares of Common Stock to the Company (either by actual delivery or attestation), only the number of shares of Common Stock issued net of the shares tendered shall be deemed delivered for purposes of determining the number of shares of Common Stock available for delivery under the 2004 Plan.

The following additional limits apply to awards under the 2004 Plan: (i) no more than 2,275,000 aggregate shares of Common Stock for incentive stock options may be delivered to Participants and their beneficiaries under the 2004 Plan; (ii) the maximum number of shares of Common Stock that may be covered by options and SARs granted to any one Participant in any one calendar year is 500,000; (iii) the maximum number of shares of Common Stock that may be delivered pursuant to full value awards intended to be “performance-based compensation” (as described below) granted to any one Participant during any one calendar-year period, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, is 300,000; and (iv) the maximum amount of cash incentive awards intended to be “performance-based compensation” payable to any one Participant for performance periods beginning in any one calendar year will be $2,000,000, regardless of whether the applicable performance period during which the award is earned ends in the same year in which it begins or in a later calendar year.

Shares Subject to the 2004 Plan

In making or settling equity awards under the 2004 Plan, the Company may use shares of Common Stock currently authorized but unissued, or currently held or, to the extent permitted by applicable law,

subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Committee, an award under the 2004 Plan may be settled in cash rather than Common Stock.

The closing price with respect to the Common Stock on March 10, 2004 was $39.15 per share.

Types of Awards

The 2004 Plan permits the award by the Committee of different types of awards, including but not limited to options, stock appreciation rights, full value awards and cash incentive awards. These types of awards are further described below.

     Options

The Committee may grant an incentive stock option or non-qualified stock option to purchase Common Stock at an exercise price determined under the option. Except as described below, the exercise price for an option will not be less than the fair market value of the shares of Common Stock at the time the option is granted. However, the Committee may establish an exercise price that varies based on the stock price of a comparator group of companies or such other index as is selected by the Committee, except a variable price will not be used if the option is intended to be performance-based compensation or an incentive stock option and such use would preclude such treatment. In addition, the Committee may grant options with an exercise price less than the fair market value of the Common Stock at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced.

Options granted under the 2004 Plan will be exercisable in accordance with the terms established by the Committee. Except as otherwise determined by the Committee, the purchase price of an option will be payable in cash, in Common Stock (valued at fair market value as of the day of exercise), or a combination thereof, and must be paid in full in connection with its exercise. The Committee, in its discretion, may impose such conditions, restrictions and contingencies on Common Stock acquired pursuant to the exercise of an option as the Committee determines to be desirable. In no event will an option expire more than ten years after the grant date.

     Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the Participant to receive the amount (in cash or stock) by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for an SAR shall not be less than the fair market value of the Common Stock at the time the SAR is granted. The Committee may establish an exercise price that varies based on the stock price of a comparator group of companies or such other index as is selected by the Committee, except a variable price will not be used if the SAR is intended to be performance-based compensation and such use would preclude such treatment. In addition, the Committee may grant SARs with an exercise price less than the fair market value of the Common Stock at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. The Committee may grant a SAR independent of any option grant and may grant an option and SAR in tandem with each other, and SARs and options granted in tandem may be granted on different dates but may have the same exercise price.

A SAR shall be exercisable in accordance with the terms established by the Committee. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Common Stock acquired pursuant to the exercise of a SAR as the Committee determines to be desirable. In no event will a SAR expire more than ten years after the grant date.

     Full Value Awards

The following types of “full value awards” may be granted, as determined by the Committee:

—	The Committee may grant shares of Common Stock that may be in return for previously performed services or in return for the Participant surrendering other compensation that may be due. These awards may include, without limitation, bonus stock. Generally, “bonus stock” is the grant of stock in return for previously performed services or the surrender of other compensation that may be due.

—	The Committee may grant shares of Common Stock that are contingent on the achievement of performance or other objectives during a specified period. These awards may include, without limitation, performance shares and performance units. Generally, “performance shares” are grants of actual shares of Common Stock whose payment is contingent on performance as measured against predetermined objectives over a one-year or multi-year period of time. Generally, “performance units” are grants of stock units whose payment is contingent on performance as measured against predetermined objectives over a one-year or multi-year period of time and whose value fluctuates with stock price changes and performance against objectives.

—	The Committee may grant shares of Common Stock subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant or the achievement of performance or other objectives. These awards may include, without limitation, restricted stock and restricted stock units. Generally, “restricted stock” and “restricted stock units” are grants of actual shares of Common Stock or stock units subject to restrictions and risk of forfeiture until vested by continued employment and/or attainment of specified performance objectives.

Any such awards shall be subject to such conditions, restrictions and contingencies as the Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without achievement of performance measures (as described below) or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than three years (subject to accelerated vesting, to the extent provided by the Committee, in the event of the Participant’s death, disability, retirement, change of control or termination).

     Cash Incentive Awards

The Committee may grant cash incentive awards (including the right to receive payment of cash or Common Stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a Participant’s performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies as determined by the Committee.

Performance Measures

An income tax deduction for the Company will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that options and SARs granted under the 2004 Plan will satisfy the requirements for “performance-based compensation.” The Committee may designate whether any full value awards or cash incentive awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such awards shall be based on any one or more of the following, as selected by the Committee: (a) earnings per share (“EPS”); (b) net earnings/income; (c) net operating earnings/income; (d) net operating earnings/income after taxes; (e) net operating earnings/income per share; (f) EPS from continuing operations; (g) earnings before interest and taxes; (h) stock price appreciation; (i) total shareholder return; (j) relative total shareholder return (for example, as compared to peer group performance); (k) sales/revenues, or any component thereof; (l) sales/revenue growth; (m) unit volume; (n) gross or operating margins/margin contribution; (o) economic value added or economic profit; (p) return on assets (net assets or operating assets); (q) return on equity; (r) return on invested capital or invested capital efficiency; (s) working capital or working capital efficiency; (t) cash flow/free cash flow; (u) net cash provided by operating activities; (v) cash return on assets; (w) waste recovery, cost control and/or operating efficiency targets; (x) expense targets; and (y) safety goals. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders equity and/or shares outstanding, investments or assets or net assets. For awards intended to be “performance-based compensation,” the grant of the awards and the establishment of the performance measures shall be made during the period required under Code section 162(m).

Dividends and Dividend Equivalents

Awards may provide for payment of dividends or dividend equivalents with respect to the underlying shares, subject to the same conditions, restrictions and contingencies that apply to the underlying shares unless the Committee determines otherwise.

No Repricing

Except as approved by the Company’s stockholders or as adjusted for corporate transactions described below, (i) the exercise price of an option or SAR may not be decreased after the date of grant nor may an option or SAR be surrendered to the Company as consideration for the grant of a replacement option or SAR with a lower exercise price, and (ii) any other action with respect to awards that is treated as a repricing under accounting principles generally accepted in the United States is prohibited under the 2004 Plan.

Adjustments

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the 2004 Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments to outstanding awards that the Committee determines to be equitable, which may include, without limitation, (I) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from or involved in the transaction, (II) cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment may be the excess of value of the Common Stock subject to the option at the time of the transaction over the exercise price, and (III) replacement with other types of awards.

Change of Control

Unless otherwise provided by the Committee and in the award agreement, in the event of a Change of Control of the Company (as defined in the 2004 Plan — See Appendix A), the following will apply:

One-half of the shares covered by non-vested options and SARs held by Participants who are employed on the date of the Change of Control will become immediately vested as of such date. One-half of the non-vested full value awards and cash incentive awards that are subject to service-based vesting and that are held by Participants who are employed on the date of the Change of Control will become immediately vested as of such date.

Full value awards and cash incentive awards that are contingent on the achievement of performance objectives and that are held by Participants who are employed on the date of the Change of Control will be earned by the Participant as if target levels of performance measures had been achieved and prorated based on the period the Participant is employed during the performance period through the date of the Change of Control.

In addition, if a Participant’s employment is terminated by the Participant for Good Reason (as defined in the 2004 Plan) or by the Company without Cause (as defined in the 2004 Plan) during the two-year period following a Change of Control, all awards granted prior to the Change of Control that have not vested prior to the Participant’s date of termination will become immediately vested as of such date.

If a Participant’s employment is terminated during an Anticipated Change of Control (as defined in the 2004 Plan) for Good Reason or without Cause, and within two years of the Participant’s termination a Change of Control occurs, then all outstanding awards held by the Participant on the date of termination will become vested as of the date of the Change of Control.

“Change of Control” under the 2004 Plan is defined substantially the same as under the Prior Equity Plans. See “Employment Contracts and Employment Termination and Change of Control Arrangements — Change of Control Terms under Prior Equity Plans.”

Amendment and Termination

The 2004 Plan may be amended or terminated at any time by the Board, and the Board or the Committee may amend any award granted under the 2004 Plan, provided that no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. The Board may not amend the provision of the 2004 Plan related to repricing without stockholder approval. The 2004 Plan will remain in effect as long as any awards remain outstanding, but no new awards may be granted after May 1, 2014.

Transferability

Except as otherwise provided by the Committee, awards under the 2004 Plan are not transferable except as designated by the Participant by will or by laws of descent and distribution.

United States Federal Income Tax Consequences

The following discussion is based on Federal tax laws and regulations presently in effect, which are subject to change, and it does not purport to be a complete description of the Federal income tax aspects of the 2004 Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the 2004 Plan. The Company recommends that Participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Under present Federal income tax laws, awards granted under the 2004 Plan will have the following tax consequences:

Non-Qualified Options

The grant of a non-qualified option (“NQO”) will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

The exercise of an NQO through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the Participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

Incentive Stock Options

The grant of an incentive stock option (“ISO”) will not result in taxable income to the Participant. The exercise of an ISO will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the Participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the Participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such stock, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive ISO treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

If the exercise price of an ISO is paid with shares of Common Stock of the Company acquired through a prior exercise of an ISO, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

Stock Appreciation Rights

The grant of an SAR will not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the Participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Full Value Awards

A Participant who has been granted a full value award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if (i) the award is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant or achievement of other objectives, and (ii) the restrictions constitute a “substantial risk of forfeiture” for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the Participant and deductible as such by the Company.

Cash Incentive Awards

A Participant will realize taxable income at the time the cash incentive award is distributed, and the Company will be entitled to a corresponding deduction.

     Change of Control

Any acceleration of the vesting or payment of awards under the 2004 Plan in the event of a Change of Control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the Participant to a 20% excise tax and which may not be deductible by the Company.

EQUITY COMPENSATION PLAN INFORMATION

Overview

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of stock options and the settlement of stock units outstanding under all of the Company’s equity compensation plans as of December 31, 2003.

	Number of	Weighted	Number of Securities
	Securities to be	Average	Remaining Available for
	Issued upon	Exercise Price of	Future Issuance under
	Exercise of	Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
	and Rights	Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
1992 Management Equity Plan(1)	1,318,470	$29.77	21,717 (1)
2000 Management Equity Plan(1)	2,048,017	$31.44	1,183,471 (1)
Nonemployee Directors’ Deferred Compensation Plan	31,770	—	61,063

Total	3,398,257	$30.78 (2)	1,266,251

Equity compensation plans not approved by security holders:
Retention Grant Plan(1)	25,000	—	245,000 (1)
Directors Grant Plan(1)	17,900	—	230,800 (1)

Total(3)	42,900	$30.78 (2)	475,800

Total	3,441,157		1,742,051

(1)	If stockholders approve the 2004 Plan, described beginning on page 25, no future awards will be made under either of the Prior Equity Plans, the Retention Grant Plan or the Directors Grant Plan.

(2)	Excludes the impact of securities issuable or subject to settlement, without any exercise price or similar acquisition or settlement payment, pursuant to any of the above plans.

(3)	This total does not include the 6,000 shares of restricted stock previously awarded to John T. Sloan under an arrangement not approved by the Company’s stockholders, as such shares have already been issued and are now outstanding. See Note 4 to the Summary Compensation Table on page 19 for additional information on the terms of this award.

Retention Grant Plan

The Retention Grant Plan, adopted by the Board in 2001, permits the discretionary award of deferred stock units to such key executives of the Company as the Human Resources Committee in its sole discretion designates, up to the 270,000 maximum aggregate shares available under the plan. As of March 10, 2004, 25,000 deferred stock units awarded to the Company’s former chief executive officer are outstanding and vested under the Retention Grant Plan, with settlement thereof in shares of Common Stock to occur on January 2, 2005 pursuant to his Retirement Agreement with the Company. All other previously awarded deferred stock units have been forfeited, and there are no other outstanding awards, under the Retention Grant Plan. Assuming the Company’s stockholders approve the 2004 Plan, no further awards will be made under the Retention Grant Plan.

The Retention Grant Plan generally provided that deferred stock unit awards would be subject to such terms and conditions as the Committee from time to time determined. Unless the Committee determined otherwise, outstanding deferred stock units generally would vest, and be subject to settlement on a one-for-one basis in shares of the Company’s Common Stock, on the eighth anniversary of their award date, assuming the recipient’s continuous employment since the award date. However, the vesting of such awards was subject to full or partial acceleration in certain circumstances involving employment termination due to death, disability or retirement on or after age sixty-two or upon certain change of control transactions. In addition, unless otherwise determined by the Committee, such deferred stock units would be subject to accelerated vesting if the daily per share closing price for the Company’s Common Stock was equal to or greater than the following respective per share closing prices (subject to equitable adjustment) for at least 30 of 35 consecutive trading days (a “stock price condition”): (a) 25% vesting on satisfaction of a $35 stock price condition; (b) an additional 35% vesting on satisfaction of a $40 stock price condition; and (c) the remaining 40% vesting on satisfaction of a $45 stock price condition.

Directors Grant Plan

The Directors Grant Plan, adopted by the Board in 2001, permits the discretionary award of up to 4,000 deferred stock units per year to each non-employee Director of the Company, up to the 250,000 total share maximum previously established with respect to the plan. As of March 10, 2004, 17,900 previously granted deferred stock units are outstanding and vested under the Directors Grant Plan, with settlement thereof in shares of Common Stock to occur as described in the following paragraph. In addition, a total of 1,300 deferred stock units awarded under the Directors Grant Plan previously have been settled in shares on a one-for-one basis. Assuming the Company’s stockholders approve the 2004 Plan, no further awards will be made under the Directors Grant Plan.

The Directors Grant Plan provides that each award under the plan will have such individual vesting provisions, resale limitations and other terms as may be determined by the Board or the Board Committee charged with administration of the plan. Deferred stock units granted under this plan are eligible for dividend equivalent credits from and after their grant date until their settlement date, if any dividends are declared and paid on the Company’s Common Stock during that period. Such deferred stock units generally are subject to settlement on a one-for-one basis in whole shares of the Company’s Common Stock, with a cash-out of any fractional stock units. Unless (a) a participant has elected to defer settlement as permitted under the Directors Grant Plan, (b) earlier settlement is required thereunder in connection with and effective immediately prior to a defined “change of control” event, or (c) the Board of Directors or Committee approves in its discretion any other accelerated settlement, settlement of vested deferred stock units will occur as soon as administratively feasible after the earliest of (1) the fifth anniversary of the date of grant, (2) the participant’s death, or (3) the participant’s disability.

STOCKHOLDER PROPOSALS

Deadline for Inclusion in Proxy Statement

Any proposal that a stockholder wants the Company to consider including in its Proxy Statement and form of proxy relating to the Company’s 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company, c/o United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois 60016-1267, no later than November 23, 2004 and must otherwise satisfy the requirements of applicable SEC rules.

Deadline for Notice of Other Stockholder Proposals/ Director Nominations

Any stockholder proposal that the stockholder does not want in the Company to consider including in its proxy statement for an annual meeting of stockholders, but does intend to introduce at the meeting, as well as any proposed stockholder nomination for the election of directors at an annual meeting, must comply with the advance notice procedures set forth in the Company’s current Restated Certificate of Incorporation in order to be properly brought before that annual meeting. To comply with those procedures, a director nomination can be submitted only by a stockholder entitled to vote in the election of directors generally and written notice of such a stockholder’s intent to make such nomination at the Company’s 2005 Annual Meeting must be given to the Company’s Secretary at the address in the preceding paragraph not later than February 6, 2005. Our Restated Certificate of Incorporation also includes advance notice requirements applicable to special meetings of stockholders. Any other stockholder proposals must be submitted in writing to the Secretary of the Company at the address given in the prior paragraph not later than the close of business on the tenth day after notice of the Company’s 2005 Annual Meeting is first given to stockholders.

In addition to these timing requirements, the Company’s Restated Certificate of Incorporation also prescribes informational content requirements for director nominations and other proposals by stockholders. See “Governance and Board Matters — Consideration of Director Nominees” above for more information about the informational content requirements for stockholder notices relating to intended director nominations. Any other stockholder proposal notice generally must set forth a brief description of the matter proposed to be brought before the annual meeting, the name and address of the stockholder making the proposal, the number of shares beneficially owned by the stockholder and any material interest of the stockholder in such proposed matter.

OTHER BUSINESS

The Company does not know of any other matters to be presented or acted upon by stockholders at the Annual Meeting. If any matter is presented at the meeting on which a vote may properly be taken, the persons named as proxies in the accompanying proxy card will vote the shares they represent in accordance with their judgment as to the best interests of the Company.

Your vote is important. Please complete, sign and date the accompanying proxy card with your voting instructions and return it in the enclosed postage-prepaid envelope or, if you wish, submit your proxy with voting instructions by telephone or through the Internet by following the instructions on the proxy card.

By Order of the Board of Directors,

Deidra D. Gold
Secretary

APPENDIX A

UNITED STATIONERS INC.

2004 LONG-TERM INCENTIVE PLAN

SECTION 1

GENERAL

1.1.     Purpose. The United Stationers Inc. 2004 Long-Term Incentive Plan (the “Plan”) has been established by United Stationers Inc. (the “Company”) to promote the long-term growth and financial success of the Company and the interests of its stockholders by: (i) attracting and retaining individuals with excellent managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend; (ii) motivating those selected as participants, by means of appropriate performance-based incentives, to achieve long-term performance goals; (iii) further aligning the interests of selected employee and Director participants with those of the Company’s other stockholders and providing them with an effective means to acquire and maintain equity interests in the Company; and (iv) providing incentive compensation opportunities that are competitive with those of other similar companies.

1.2.     Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards, and thereby become “Participants” in the Plan.

1.3.     Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in Section 9.

SECTION 2

OPTIONS AND SARS

2.1.     Options. The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an “NQO”) or an incentive stock option (an “ISO”), as determined in the discretion of the Committee.

(a) An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b) An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code and shall be subject to the following conditions, limitations and restrictions:

(i) ISOs may be granted only to employees of the Company or a Subsidiary that is a subsidiary or parent corporation of the Company, within the meaning of section 424 of the Code.

(ii) ISOs shall not be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.

(iii) To the extent required by applicable law, if the Committee permits an ISO to be exercised by a Participant more than three months after the Participant has ceased being an employee of the Company or a subsidiary as that term is defined in Code section 424(f), or more than 12 months if the Participant is permanently and totally disabled, within the meaning of section 22(e) of the Code, the ISO shall thereafter be treated as an NQO.

(iv) To the extent required by applicable law, the Committee shall not permit an ISO to be transferred by an employee other than by will or the laws of descent and distribution, and any ISO granted under this Plan shall be exercisable only by the employee during the employee’s lifetime.

2.2.     Stock Appreciation Rights. A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with Subsection 5.7), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.3.     Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). Notwithstanding the foregoing provisions of this Subsection 2.3, the Committee, in its discretion, may establish an Exercise Price of an Option or SAR granted under this Section 2 that varies based on the stock price of a comparator group of companies or such other index as is selected by the Committee; provided, however, that such variable price shall not be used if the Committee intends that the Options or SARs be Performance-Based Compensation and/or the Options be Incentive Stock Options, and the use of such variable pricing would preclude such treatment.

2.4.     Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.

2.5.     Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this Subsection 2.5, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Paragraph 2.5(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at the then current value as of the day of exercise, or in any combination thereof, all as determined by the Committee. The Committee may limit payments made with shares of Stock pursuant to this Paragraph 2.5(b) to shares held by the Participant for not less than six months prior to the payment date.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(d) The Committee, in its sole discretion, may permit the Participant to elect to pay the Exercise Price by any other method.

2.6.     Repricing. Except for either adjustments pursuant to Paragraph 5.2(f) (relating to the adjustment of shares), or reductions in the Exercise Price approved by the Company’s stockholders, (i) the Exercise Price for any outstanding Option or SAR previously granted under the Plan may not be decreased after the date of grant nor may an outstanding Option or SAR previously granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price, and (ii) any other action with respect to Awards that is treated as a repricing under accounting principles generally accepted in the United States is prohibited.

2.7.     Grants of Options and SARs. An Option may, but need not be, in tandem with an SAR, and an SAR may, but need not be, in tandem with an Option. Except as otherwise provided by the Committee, if an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, even if the exercise price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant.

SECTION 3

FULL VALUE AWARDS

3.1.     Full Value Awards. A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more of the following, as determined by the Committee:

(a) The grant shall be in return for the Participant’s previously performed services, or in return for the Participant surrendering other compensation that may be due. Awards under this Paragraph (a) may include, without limitation, bonus stock. Generally, “bonus stock” is the grant of stock in return for previously performed services or the surrender of other compensation that may be due.

(b) The grant shall be contingent on the achievement of performance or other objectives during a specified period. Awards under this Paragraph (b) may include, without limitation, performance shares and performance units. Generally, “performance shares” are grants of actual shares of stock whose payment is contingent on performance as measured against predetermined objectives over a one-year or multi-year period of time. Generally, “performance units” are grants of stock units whose payment is contingent on performance as measured against predetermined objectives over a one-year or multi-year period of time and whose value fluctuates with stock price changes and performance against objectives.

(c) The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives. Awards under this Paragraph (c) may include, without limitation, restricted stock and restricted stock units. Generally, “restricted stock” and “restricted stock units” are grants of actual shares of stock or stock units subject to restrictions and risk of forfeiture until vested by continued employment and/or attainment of specified performance objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies as determined by the Committee.

3.2.     Performance-Based Compensation. The Committee may designate a Full Value Award being granted to a Participant as intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Award designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). For Awards under this Section 3 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

3.3.     Restrictions on Awards. If the right to become vested in a Full Value Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent provided by the Committee, in the event of the Participant’s death, disability, retirement, Change of Control or termination of employment).

SECTION 4

CASH INCENTIVE AWARD

A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. The Committee may designate a Cash Incentive Award granted to any Participant as “performance-based compensation” as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any such Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on Performance Measures as selected by the Committee. For Awards under this Section 4 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance objectives shall be made during the period required under Code section 162(m).

SECTION 5

OPERATION AND ADMINISTRATION

5.1.     Effective Date. Subject to the approval of the stockholders of the Company at the Company’s 2004 annual meeting of its stockholders, the Plan shall be effective as of May 1, 2004 (the “Effective Date”). No Awards may be granted under the Plan prior to its approval by stockholders. In the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

5.2.     Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this Subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of Paragraphs (i) and (ii) below:

(i) 2,275,000 shares of Stock; provided, however, that for purposes of applying the limitations of this Paragraph (b), each share of Stock delivered pursuant to Section 3 (relating to Full Value Awards), after taking into account Paragraph (d) below, shall be counted as covering 1.85 shares of Stock, and shall reduce the number of shares of Stocks available for delivery under this Paragraph (b) by 1.85 shares.

(ii) Any shares of Stock that are represented by awards granted under the 2000 Management Equity Plan and the 1992 Management Equity Plan of the Company (the “Prior Equity Plans”) that are forfeited, expire or are canceled after the Effective Date without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Equity Plan.

(c) To the extent provided by the Committee pursuant to Subsection 5.7, any Award may be settled in cash rather than Stock.

(d) Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under Paragraph (b) above, regardless of whether the Award is denominated in Stock or cash. Consistent with the foregoing:

(i) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash or used to satisfy the applicable tax withholding obligation), such shares shall not be deemed to have been delivered for purposes of the determination under Paragraph (b) above.

(ii) If the exercise price of any Option granted under the Plan or any Prior Equity Plan, or the tax withholding obligation with respect to any Award granted under the Plan or any Prior Equity Plan, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the number of shares of Stock available for delivery under the Plan.

(e) Subject to Subsection 5.2(f), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares that may be covered by Awards granted to any one Participant pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares during any one-calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Paragraph (i).

(ii) To the extent required by applicable law, the aggregate Fair Market Value (as of the date of grant) of the shares of Stock with respect to which the ISOs granted to any employee first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the employee’s ISOs under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any ISOs would exceed the $100,000 limit, the ISO shall thereafter be treated as an NQO.

(iii) For Full Value Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 300,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one-calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this Paragraph (iii) shall be subject to the following:

(A) If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(B) If delivery of Stock or cash is deferred until after shares of Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(iv) For Cash Incentive Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than $2,000,000 may be paid to any one Participant for performance periods beginning in any one calendar year, regardless of whether the applicable performance period during which the Award is earned ends in the same year in which it begins or in a later calendar year; provided that Awards described in this Paragraph (iv) shall be subject to the following:

(A) If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

(B) If delivery of Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares (or other securities) which may be delivered under the Plan; (ii) adjustment of the number and kind of shares (or other securities) subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments to outstanding Awards that the Committee determines to be equitable, which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from or involved in the transaction, (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price; and (III) replacement with other types of Awards.

(g) The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 2,275,000 shares; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

5.3.     General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.4.     Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant, (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date), or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal, state and local tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

5.5.     Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to Subsection 2.6 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of Subsection 2.3, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the benefit of the award.

5.6.     Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award, provided that, except as otherwise provided by the Committee, payment of any dividend or dividend equivalent shall be subject to the same conditions, restrictions and contingencies (including vesting) as the underlying shares of Stock, and further provided that such dividend and dividend equivalent payments shall be subject to adjustment by the Committee pursuant to Paragraph 5.2(f) (relating to the adjustment of shares).

5.7.     Settlement of Awards. The settlement of Awards under the Plan shall be subject to the following:

(a) The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents.

(b) Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

5.8.     Transferability. Except as otherwise provided by the Committee (subject to Paragraph 2.1(b)(iv)), Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

5.9.     Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10.     Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.11.     Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of its board of directors (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or Subsidiary.

5.12.     Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13.     Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise expressly provided in an Award Agreement or the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights or any rights to receive any additional Awards under the Plan or any other Plan or arrangement of the Company or any Subsidiary.

5.14.     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

5.15.     Section 83(b) Election. For an Award of Stock that is subject to a substantial risk of forfeiture, the Committee may: (a) permit the Participant to make an election to accelerate the recognition of income from the Award to the date of grant by properly filing an election under section 83(b) of the Code; (ii) not permit the Participant from making such an election; or (iii) require the Participant to make such an election as a condition of receiving such Award. In the absence of a provision in the Award Agreement to the contrary, such an Award of Stock shall be deemed to permit the Participant to make such election.

5.16.     Registration. If the Committee determines that registration of Awards under the Plan is necessary or appropriate, it may use a Form S-8 or, in the event that such a form is unavailable because the Awards are granted to employees of companies which are not at least 50% owned by the Company or for any other reason, the Committee may direct the Company to use such other registration procedures as it deems appropriate.

5.17.     Governing Law. The Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law of Delaware or any other jurisdiction.

SECTION 6

CHANGE OF CONTROL

6.1.     Effect of Change of Control. Notwithstanding any provision in the Plan (including, without limitation, Paragraph 5.2(f)) and unless otherwise indicated in the Award Agreement, upon the occurrence of a Change of Control:

(a) If (i) a Participant’s Date of Termination does not occur between the date of grant of an Option or SAR and the date of a Change of Control; and (ii) as of the Change of Control, the Participant is not vested in all of such Option or SAR, then, as of the date of the Change of Control, the Participant shall become vested in the Affected Portion of such Option or SAR.

(b) If (i) a Participant’s Date of Termination does not occur between the date of grant of a Full Value Award and the date of a Change of Control (regardless of whether settlement of the Award is to occur prior to, at the time of, or after vesting); and (ii) as of the Change of Control, the Participant is not vested in all of such Award, then, as of the date of the Change of Control, the Participant shall become vested in the Affected Portion of such Award. If (i) a Participant’s Date of Termination does not occur between the date of grant of a Cash Incentive Award and the date of a Change of Control (regardless of whether settlement of the Award is to occur at the time of or after vesting); and (ii) as of the Change of Control, the Participant is not vested in all of such Award, then, as of the date of the Change of Control, the Participant shall become vested in the Affected Portion of such Award.

(c) For purposes of this Subsection 6.1, the “Affected Portion” of any Option or SAR or other Award (excluding a Cash Incentive Award) shall be 50% of the shares covered by the Award as to which the Award is not vested immediately prior to the Change of Control; provided that if the vesting of the Award is contingent on the achievement of performance objectives (that is, objectives other than the completion of service, and referred to as “Performance-Contingent Vesting”), the Affected Portion of the Award shall be the number of shares that would be delivered to the Participant if the target level of performance objectives were achieved for the applicable performance period multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the performance period and ending on the date of the Change of Control and the denominator of which is the number of days in the total performance period. For purposes of this Subsection 6.1, the “Affected Portion” of a Cash Incentive Award shall be 50% of the amount covered by the Award which is not vested immediately prior to the Change of Control; provided that if the vesting of the Cash Incentive Award is Performance-Contingent Vesting, the “Affected Portion” of such Cash Incentive Award shall be the amount that would be earned by the Participant if the target level of performance objectives were achieved for the applicable performance period multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the performance period and ending on the date of the Change of Control (but not less than 365 days or, if the performance period is less than 365 days, the number of days in the total performance period) and the denominator of which is the number of days in the total performance period.

(d) If different portions of any Award that are not vested on the date of a Change of Control are scheduled to vest on different dates, then the provisions of this Subsection 6.1 shall be applied to each such portion as though it were a separate Award.

(e) Subject to Paragraph (f) below, the vesting of the portion of any Award that is not the Affected Portion of the Award shall vest without regard to the acceleration effected by reason of this Subsection 6.1.

(f) Except as otherwise provided by the Committee, if the Performance-Contingent Vesting of any Award is accelerated by reason of this Subsection 6.1, then at the end of the applicable performance period for such Award, the Participant shall become vested in the number of shares or cash amount in which the Participant would have become vested in accordance with the terms of the Award, if any (without regard to the acceleration under this Subsection 6.1) reduced by the number of shares or cash amount vested under the Award by reason of the acceleration under this Subsection 6.1.

(g) If (A) during the two-year period following the date of the Change of Control, a Participant’s Date of Termination occurs by the Company or its Subsidiaries without Cause or by the Participant for Good Reason, and (B) at the Date of Termination, any Award granted before the Change of Control is not fully vested, then any and all such Awards granted before the Change of Control held by the Participant shall become fully vested (and, in the case of Options or SARs, exercisable) on the Date of Termination.

(h) If (i) a Participant’s Date of Termination occurs during an Anticipated Change of Control by the Company or its Subsidiaries without Cause or by the Participant for Good Reason, and (ii) within two years following the Date of Termination, a Change of Control occurs, then the Participant’s Awards (including Awards that otherwise may have expired on or after the Date of Termination and prior to the Change of Control date) shall become vested and, in the case of Options or SARs, exercisable by the Participant (or, in the event of the Participant’s death after the Date of Termination, the Participant’s beneficiary) on the date of the Change of Control, and, in the case of Options or SARs, shall remain exercisable for the exercise period that would have applied if the Date of Termination (by the Company or its Subsidiaries without Cause or by the Participant for Good Reason) occurred on the Change of Control date, provided that such exercise period shall expire in no event later than the date on which the Option or SAR would have expired if the Participant had remained employed by the Company or its Subsidiaries or, if later, 30 days after the Change of Control (provided that in no event shall an ISO be exercisable more than ten years after the date of grant).

6.2.     Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean:

(a) Any “Person” (having the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Section 13(d)(3)) has or acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that the acquisition or holding of Voting Securities by (i) the Company or any of its subsidiaries, or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries shall not constitute a change of control; and provided further that the acquisition or holding of Voting Securities by any Person in which a Participant has a substantial equity interest shall not constitute a Change of Control with respect to such Participant. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the issuance of Voting Securities by the Company in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the issuance of Voting Securities by the Company, and after such issuance of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional Voting

Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person to more than 50% of the Voting Securities of the Company, then a Change of Control shall occur.

(b) At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the “Incumbent Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of more than 50% of the directors then comprising the Incumbent Board, such new director shall, for purposes of this Paragraph (b), be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual solicitation of proxies or contest by or on behalf of a Person other than the Incumbent Board (a “Proxy Contest”), or (ii) by reason of an agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest.

(c) Consummation of a merger, consolidation or reorganization or approval by the Company’s stockholders of a liquidation or dissolution of the Company or the occurrence of a liquidation or dissolution of the Company (“Business Combination”), unless, following such Business Combination:

(i) the Persons with Beneficial Ownership of the Company, immediately before such Business Combination, have Beneficial Ownership of more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

(ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than 50% of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

(iii) no Person (other than the Company, any of its subsidiaries or any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Person who immediately prior to such Business Combination had Beneficial Ownership of 30% or more of the then Voting Securities) has Beneficial Ownership of 30% or more of the then combined voting power of the Surviving Company’s then outstanding voting securities; provided, that notwithstanding this clause (iii), a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than 30% of Voting Securities as a result of the issuance of Voting Securities by the Company in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided, however that a Business Combination with a Person in which a Participant has a substantial equity interest shall not constitute a Change of Control with respect to such Participant.

(d) Approval by the Company’s stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person (other than a Person in which a Participant has a substantial equity interest (in which case there shall not be a Change of Control with respect to such Participant) and other than a subsidiary of the Company or other entity, the Persons with Beneficial Ownership of which are the same Persons with Beneficial Ownership of the Company and such Beneficial Ownership is in substantially the same proportions), or the occurrence of the same. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional

Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person, then a Change of Control shall occur.

6.3.     Definition of Anticipated Change of Control. An “Anticipated Change of Control” shall exist during any period in which the circumstances described in Paragraphs (a) or (b), below, exist (provided, however, that an Anticipated Change of Control shall cease to exist not later than the occurrence of a Change of Control):

(a) The Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control, provided that an Anticipated Change of Control described in this Paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.

(b) Any person (including, without limitation, the Company) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change of Control; provided that an Anticipated Change of Control described in this Paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Committee that there is no reasonable chance that such actions would be consummated.

SECTION 7

COMMITTEE

7.1.     Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are outside directors within the meaning of section 162(m)(4)(C)(i) of the Code and the applicable regulations and nonemployee directors within the meaning of Rule 16b-3 under the Exchange Act. The Human Resources Committee shall administer the Plan unless otherwise determined by the Board. The Board may delegate the authority to grant and administer non-employee director compensation to the Governance Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2.     Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

7.3.     Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or automated quotation system on which the Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4.     Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board or the Committee (if applicable); and further provided that adjustments pursuant to Paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of Subsection 2.7 (relating to repricing) cannot be amended unless the amendment is approved by the Company’s stockholders.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Affected Portion. The term “Affected Portion” shall have the meaning set forth in Paragraph 6.1(c).

(b) Anticipated Change of Control. The term “Anticipated Change of Control” shall have the meaning set forth in Subsection 6.3.

(c) Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards and Cash Incentive Awards.

(d) Award Agreement. The term “Award Agreement” shall have the meaning set forth in Subsection 5.10.

(e) Board. The term “Board” means the Board of Directors of the Company.

(f) Bonus Stock. The term “bonus stock” shall have the meaning set forth in Paragraph 3.1(a).

(g) Cash Incentive Award. The term “Cash Incentive Award” shall have the meaning set forth in Section 4.

(h) Cause. Except as otherwise provided by the Committee, and subject to the last sentence of this definition, “Cause” shall mean: (i) the Participant’s continued failure to perform substantially the duties of the Participant with the Company and its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness or death), after a written demand for improvement and substantial performance is delivered to the Participant (by the Board for the chief executive officer of the Company, by the chief executive officer of the Company for officers other than the chief executive officer, and by an officer of the Company for Participants other than officers) which specifically identifies the failure which, when judged by objective standards, is clearly and significantly detrimental to the Company and its Subsidiaries; (ii) the Participant’s engaging in an intentional, fraudulent act in the conduct of the business of the Company or its Subsidiaries which is demonstrably injurious to the Company or its Subsidiaries; or (iii) the Participant’s conviction of, or plea of guilty or nolo contendere to, any criminal violation (other than a traffic-related violation) involving dishonesty, fraud, breach of trust or sexual offense or any criminal felony violation (other than a traffic-related violation). If a non-employee director ceases to be a member of the Board, he or she shall be treated as having been terminated by a Company without Cause on the date of such cessation unless the director is removed from the Board for cause (as that term is defined in Article Sixth, Section 5 of the Company’s Restated Certificate of Incorporation as in effect on the Effective Date).

(i) Change of Control. The term “Change of Control” shall have the meaning set forth in Subsection 6.2.

(j) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(k) Committee. The term “Committee” shall have the meaning set forth in Subsection 7.1.

(l) Company. The term “Company” shall have the meaning set forth in Subsection 1.1.

(m) Date of Termination. The term “Date of Termination” with respect to an Award granted to any Participant shall mean the first day occurring on or after the grant date of the Award on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer. If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Date of Termination caused by the Participant being discharged by the employer. For purposes of applying the foregoing definition of Date of Termination, a Participant shall be deemed to be employed by the Company or Subsidiary during any period in which he or she is a member of the Board of Directors of the Company or a Subsidiary.

(n) Effective Date. The term “Effective Date” shall have the meaning set forth in Subsection 5.1.

(o) Eligible Individual. Subject to the provisions of Paragraph 2.1(b) (relating to ISOs), the term “Eligible Individual” means any employee of the Company or a Subsidiary, and any non-employee member of the Board of Directors of the Company or the Board of Directors of any Subsidiary.

(p) Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) Exercise Price. The term “Exercise Price” shall have the meaning set forth in Subsection 2.3.

(r) Fair Market Value. Except as otherwise provided by the Committee, “Fair Market Value” for a share of Stock for a day shall be the closing price per share on such day on the principal exchange on which shares of Stock are listed or admitted to trading or on the Nasdaq National Market or the Nasdaq SmallCap Market (or the closing bid if no sales were reported); if shares of Stock are listed or admitted to trading on an exchange but such day is not a trading day, Fair Market Value shall be determined as of the last preceding trading day. If the preceding sentence is not applicable, Fair Market Value shall be determined in good faith by the Committee.

(s) Full Value Award. The term “Full Value Award” shall have the meaning set forth in Subsection 3.1.

(t) Good Reason. Except as otherwise provided by the Committee, “Good Reason” shall exist upon the occurrence of any of the following events: (A) a diminution in the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities (including the assignment to the Participant of any duties inconsistent with the Participant’s position, authority, duties or responsibilities), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its Subsidiaries promptly after receipt of notice thereof given by the Participant; (B) the Company or its Subsidiaries shall (i) reduce the base salary or bonus or incentive opportunity of the Participant or (ii) substantially reduce in the aggregate the Participant’s benefits; or (C) the Company shall require the Participant to relocate the Participant’s principal business office to any location more than 50 miles from its location prior to the Change of Control or Anticipated Change of Control.

(u) ISO. The term “ISO” shall have the meaning set forth in Subsection 2.1.

(v) NQO. The term “NQO” shall have the meaning set forth in Subsection 2.1.

(w) Option. The term “Option” shall have the meaning set forth in Subsection 2.1.

(x) Participant. The term “Participant” shall have the meaning set forth in Subsection 1.2.

(y) Performance-Based Compensation. The term “Performance-Based Compensation” shall have the meaning ascribed to it under section 162(m) of the Code.

(z) Performance-Contingent Vesting. The term “Performance-Contingent Vesting” shall have the meaning set forth in Paragraph 6.1(c).

(aa) Performance Measures. The “Performance Measures” may be based on any one or more of the following, as selected by the Committee: (a) earnings per share; (b) net earnings/income; (c) net operating earnings/income; (d) net operating earnings/income after taxes; (e) net operating earnings/income per share; (f) EPS from continuing operations; (g) EBIT; (h) stock price appreciation; (i) total shareholder return; (j) relative total shareholder return (for example, as compared to peer group performance); (k) sales/revenues, or any component thereof; (l) sales/revenue growth; (m) unit volume; (n) gross or operating margins/margin contribution; (o) economic value added or economic profit; (p) return on assets (net assets or operating assets); (q) return on equity; (r) return on invested capital or invested capital efficiency; (s) working capital or working capital efficiency; (t) cash flow/free cash flow; (u) net cash provided by operating activities; (v) cash return on assets; (w) waste recovery, cost control and/or operating efficiency targets; (x) expense targets; and (y) safety goals. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders equity and/or shares outstanding, investments or assets or net assets.

(bb) Performance Shares. The term “performance shares” shall have the meaning set forth in Paragraph 3.1(b).

(cc) Performance Units. The term “performance units” shall have the meaning set forth in Paragraph 3.1(b).

(dd) Plan. The “Plan” means the United Stationers Inc. 2004 Long-Term Incentive Plan.

(ee) Prior Equity Plans. The term “Prior Equity Plans” shall have the meaning set forth in Paragraph 5.2(b)(ii).

(ff) Restricted Stock. The term “restricted stock” shall have the meaning set forth in Paragraph 3.1(c).

(gg) Restricted Stock Units. The term “restricted stock units” shall have the meaning set forth in Paragraph 3.1(c).

(hh) SAR. The term “SAR” shall have the meaning set forth in Subsection 2.2.

(ii) Stock. The term “Stock” means Common Stock of the Company.

(jj) Subsidiary. For purposes of the Plan and subject to Subsection 2.1(b) (relating to ISOs), the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest.

VOTE BY TELEPHONE

Have your proxy card available when you call the toll-free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. To record your vote, please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. To record your vote, please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (US), National City Bank, P.O. Box 94509 Cleveland, Ohio 44101-4500.

Vote by telephone or Internet 24 hours a day, 7 days a week

Vote by Telephone Call toll-free using a touch-tone telephone: 1-800-542-1160	Vote by Internet Access the website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on May 5, 2004 to be counted in the final tabulation.
See below for special deadline for Employee Stock Purchase Plan shares.
If you vote by telephone or Internet, please do not send your proxy card by mail.

YOUR CONTROL NUMBER IS:

Proxy must be signed and dated below.
• Please fold and detach card at perforation before mailing. •

UNITED STATIONERS INC.	PROXY / VOTING INSTRUCTION CARD

The undersigned hereby appoints FREDERICK B. HEGI, JR., DANIEL J. GOOD, AND RICHARD W. GOCHNAUER, or any of them, as proxies, with full power of substitution and with all the powers the undersigned would possess if present, to vote all the shares of common stock of UNITED STATIONERS INC. (the “Company”) which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders to be held at the Company’s offices located at 2200 East Golf Road, Des Plaines, Illinois on Thursday, May 6, 2004, at 2:00 p.m., Central Time, and at any adjournment thereof.

This card also serves as voting instructions to Computershare Trust Company, Inc., as nominee of the United Stationers Inc. Employee Stock Purchase Plan. The nominee will vote the shares of the Company’s common stock allocated to the undersigned’s account at the Annual Meeting of Stockholders as directed by the undersigned on the reverse side. Your vote must be received by 11:59 p.m., Eastern Time, on May 3, 2004, to ensure that your Employee Stock Purchase Plan shares are voted at the meeting.

Signature

Signature (if jointly held)

Date: , 2004
Please date and sign exactly as your name appears to the left. Joint owners should all sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

PLEASE VOTE BY TELEPHONE OR INTERNET OR SIGN, DATE AND
RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

YOUR VOTE IS IMPORTANT!

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the Annual Meeting.

• Please fold and detach card at perforation before mailing. •

UNITED STATIONERS INC.	PROXY / VOTING INSTRUCTION CARD

This Proxy is solicited on behalf of the Board of Directors of United Stationers Inc.

This proxy will be voted as directed by the undersigned. If no direction is given, this proxy will be voted FOR the two proposals listed below. In their discretion, the proxies may vote upon any other business that properly comes before the meeting.

The Board of Directors recommends a vote FOR the following proposals:

1. Election of three directors to serve for a three-year term expiring in 2007.

Nominees: (01) Roy W. Haley	(02) Benson P. Shapiro	(03) Alex D. Zoghlin

FOR all listed director nominees			WITHHOLD AUTHORITY to vote for all listed director nominees

To withhold authority to vote for any nominee, write the nominee’s name on the line below:

2. Approval of the United Stationers Inc. 2004 Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN

 MARK HERE IF YOU PLAN TO ATTEND THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.